SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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Sonic Corp.
(Name of Registrant as Specified In Its Charter)

_______________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held January 31, 2006

SONIC CORP.

300 Johnny Bench Drive
Oklahoma City, Oklahoma 73104

Dear Stockholder:

It is my pleasure to invite you to the annual meeting of the stockholders of Sonic Corp. (the “Company”). We will hold the meeting on Tuesday, January 31, 2006, at 1:30 p.m. on the Fourth Floor of the Sonic Headquarters Building, located at 300 Johnny Bench Drive, Oklahoma City, Oklahoma, for the following purposes:

1.	To elect three directors;

2.	To approve an amendment to the Certificate of Incorporation to increase the number of authorized shares of common stock;

3.	To approve the Sonic Corp. 2006 Long-Term Incentive Plan;

4.	To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm; and

5.	To act upon any such other matters as may properly come before the meeting or any adjournments or postponements thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. The Board of Directors has chosen the close of business on November 30, 2005, as the date used to determine the stockholders who will be able to attend and vote at the Annual Meeting. If you own stock in Sonic Corp. at the close of business on that date, you are cordially invited to attend the meeting.

Your vote is important. If you decide not to attend the annual meeting in person, you may vote on these proposals by proxy. To do so, please complete, date, sign, and return the enclosed proxy card promptly. We have enclosed a postage-prepaid envelope to expedite the return of your completed proxy card. If you have voted by mail and later decide to attend the annual meeting, you may revoke your proxy by coming to the meeting and voting in person.

We look forward to seeing you at the meeting.

By order of the Board of Directors,

Ronald L. Matlock, Secretary
Oklahoma City, Oklahoma December 19, 2005

TABLE OF CONTENTS

SOLICITATION OF PROXIES	1
Solicitation	1
Reimbursement of Nominees	1
Revocation of Proxy	1
Mailing of Proxy Statement and Proxy Card	1
Stockholder Proposals	1
VOTING RIGHTS AND PROCEDURE	1
PROPOSAL NO. 1 - ELECTION OF DIRECTORS	2
General	2
Nominees	2
Other Directors	3
Directors Emeritus	4
Committees, Compensation, and Meetings	4
Corporate Governance	5
Communications with Directors	6
PROPOSAL NO. 2 - APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION	7
General	7
Amendment	7
Vote Required	7
PROPOSAL NO. 3 - APPROVAL OF THE 2006 SONIC CORP. LONG-TERM INCENTIVE PLAN	8
General	8
Share Limits	8
Administration	9
Types of Awards	9
Performance Goals	10
Limitation on Transfer and Beneficiaries	11
Acceleration upon Certain Events	11
Termination and Amendment	11
Federal Income Tax Information	11
New Plan Benefits	13
PROPOSAL NO. 4 - RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	13
General	13
Principal Accountant Fees and Services	13
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm	14
EXECUTIVE COMPENSATION	14
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	17
REPORT OF COMPENSATION COMMITTEE	17
Independent Compensation Consultant Report	18
Compensation Policy and Overall Objectives	18
Discussion of Compensation Components	18
Compensation of Chief Executive Officer	19
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	19
REPORT OF AUDIT COMMITTEE	19
STOCK PERFORMANCE GRAPH	21
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	21
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	24
OTHER MATTERS	24
2005 ANNUAL REPORT AND FORM 10-K	24
EXHIBITS
Exhibit A - Audit Committee Charter	A-1
Exhibit B - Sonic Corp. 2006 Long-Term Incentive Plan	B-1

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS OF
SONIC CORP.

To Be Held Tuesday, January 31, 2006

SOLICITATION OF PROXIES

Solicitation

Sonic Corp. (sometimes referred to herein as “Sonic,” “we,” “us,” “our,” or the “Company”) is furnishing this proxy statement to the stockholders of the Company to solicit their proxies for use at the annual meeting of stockholders to take place on Tuesday, January 31, 2006, and at any adjournment of the meeting. We also may use the services of our directors, officers, and employees to solicit proxies personally or by telephone. We regularly retain the services of Corporate Communications, Inc., 523 Third Avenue South, Nashville, Tennessee, to assist with our investor relations and other stockholder communications issues. Corporate Communications, Inc. may assist in the solicitation of the proxies and will not receive any additional compensation for those services. Sonic will bear all of the costs of preparing, printing, assembling, and mailing this proxy statement and the proxy card and all of the costs of the solicitation of the proxies.

Reimbursement of Nominees

Sonic will reimburse any bank, broker-dealer, or other custodian, nominee, or fiduciary for its reasonable expenses incurred in completing the mailing of proxy materials to the beneficial owners of Sonic’s voting common stock.

Revocation of Proxy

Any proxy given pursuant to this solicitation may be revoked by the stockholder at any time prior to the voting of the proxy by giving written notice to Ronald L. Matlock, Secretary of the Company. The persons named on the proxy card will vote the proxies at the annual meeting, if received in time and not revoked.

Mailing of Proxy Statement and Proxy Card

Sonic has had this proxy statement and the proxy card mailed to its stockholders on or about December 19, 2005.

Stockholder Proposals

In order for the Company to include a stockholder proposal in the proxy materials for the next annual meeting of stockholders, a stockholder must deliver the proposal to the Secretary of the Company no later than August 19, 2006.

VOTING RIGHTS AND PROCEDURE

Only the record holders of shares of the voting common stock of the Company as of the close of business on November 30, 2005, will have the right to vote at the annual meeting. As of the close of business on that date, the Company had 57,774,832 shares of common stock issued and outstanding (excluding 18,117,172 shares of common stock held as treasury stock). Each stockholder of record will have one vote for each share of common stock of the Company that the stockholder owned as of the record date. All shares of common stock may vote on all matters coming before the annual meeting, and a majority of all of the outstanding shares of common stock of the Company entitled to vote at the meeting, represented in person or by proxy, will constitute a quorum for the meeting. The Company will treat all abstentions and nominee non-votes as present or represented at the meeting for the purposes of determining whether a quorum exists for the meeting.

With respect to the election of directors, the three nominees receiving the greatest number of votes will be elected. Abstentions and broker non-votes (discussed below) will not affect the outcome of the election because only a plurality of the votes actually cast is needed to elect directors.

With respect to the approval of the amendment to the certificate of incorporation, the approval of the Sonic Corp. 2006 Long-Term Incentive Plan, the ratification of the independent registered public accounting firm, and any other matter properly brought before the meeting, a majority of the shares represented at the meeting and entitled to vote is required for approval. Therefore, abstentions will have the effect of a vote against approval. Broker non-votes will not affect the outcome of the vote.

Proxies submitted by brokers that do not indicate a vote because they do not have discretionary authority and have not received instructions as to how to vote on a proposal (so-called "broker non-votes") will be considered as present for quorum purposes but not as shares counted for determining the outcome of the vote.

PROPOSAL NO. 1 - ELECTION OF DIRECTORS

General

Our certificate of incorporation provides for a classified board of directors, with three classes of directors each nearly as equal in number as possible. Each class serves for a three-year term and one class is elected each year. The Board of Directors is authorized by our bylaws to fix from time to time the number of directors that constitute the whole Board of Directors. The Board size has been set at nine members. The Nominating and Corporate Governance Committee has recommended to the Board of Directors, and the Board of Directors has nominated for election by the stockholders, the three individuals listed below. If elected, each nominee will serve as a director for a three-year term expiring at the annual meeting to be held in 2009.

Michael J. Maples was appointed to the Board of Directors in June 2005 upon the recommendation of the Nominating and Corporate Governance Committee. Mr. Maples was brought to the attention of the Nominating and Corporate Governance Committee by one of Sonic’s independent directors. One other board position for a term expiring at the annual meeting to be held in January 2008 is vacant. The Board of Directors has initiated its search for a qualified candidate to fill the vacant Board position.

All nominees will hold office until the stockholders elect their qualified successors. If any nominee becomes unable or unwilling to accept the election or to serve as a director (an event which the Board of Directors does not anticipate), the person or persons named in the proxy will vote for the election of the person or persons recommended by the Board of Directors.

Nominees

The following table sets forth the name, principal occupation, age, year in which the individual first became a director, and year in which the director’s term will expire (if elected) for each nominee for election as a director at the annual meeting of stockholders.

Name and Principal Occupation	First Became a Director	Term Expires	Age
Michael J. Maples[1]	June 2005	2009	63
Frank E. Richardson[2]	March 1991	2009	66
Kathryn L. Taylor[3]	Nominee	2009	50

____________________

1Mr. Maples has over 40 years of experience in the computer industry.  He held various management positions at Microsoft Corporation from 1988 to 1995, the most recent of which was Executive Vice President of the Worldwide Products Group and a member of the Office of the President.  Before joining Microsoft, Mr. Maples

 worked for IBM Corporation for over 23 years where he served as Director of Software Strategy.   After retiring from Microsoft in 1995, Mr. Maples has primarily devoted his time to private investments and ranching.  Mr. Maples also serves as a director of Lexmark Corp., Motive, Inc., and Multimedia Games, Inc.

2Mr. Richardson has served as Chairman of F. E. Richardson & Co., Inc. of New York City, a firm specializing in acquisitions of and investments in growth companies, since June 1995. From 1986 to June 1995, Mr. Richardson served as President of Wesray Capital Corporation, a firm which also specialized in acquisitions of and investments in growth companies. Since 1997, he has served as Chairman of Enterprise News Media, Inc., which owns newspapers in Brockton, Quincy, Plymouth, and several other towns in Massachusetts.

3Ms. Taylor has served as the Secretary of Commerce and Tourism and Executive Director of the Department of Commerce of Oklahoma and the Small Business Advocate to the Governor of Oklahoma since February 2003. From 1999 through 2002, she served as President of Lobeck-Taylor Foundation, a charitable foundation established by Ms. Taylor and her husband to support education and social issues. Ms. Taylor was a partner in the Oklahoma City law firm of Crowe and Dunlevy, serving as the Chair of the Franchising and Distribution Section from 1994 until 1998. She served as the Executive Vice President and General Counsel of Dollar-Thrifty Car Rental from 1988 until 1994. Ms. Taylor also serves as a director of Bank of Oklahoma.

Proxies cannot be voted for more than three nominees.

The Board of Directors recommends a vote “For” the election of each of the three nominees as a director.

Other Directors

The following table sets forth the name, principal occupation, age, year in which the individual first became a director, and year in which the director’s term will expire for each director who will continue as a director after the annual meeting of stockholders.

Name and Principal Occupation	First Became a Director	Term Expires	Age
Leonard Lieberman[1]	December 1988	2008	76
H.E. “Gene” Rainbolt[2]	January 1996	2008	76
J. Clifford Hudson[3]	August 1993	2007	51
Federico F. Peña[4]	January 2001	2007	58
Robert M. Rosenberg[5]	April 1993	2007	67
____________________

1Mr. Lieberman served as the Chief Executive Officer and a Director of Supermarkets General Corporation from 1983 to 1987. From 1987 to the present, Mr. Lieberman has primarily devoted his time to private investments. From January through April 1991, he served as Chairman, President and Chief Executive Officer of Outlet Communications, Inc. Mr. Lieberman serves as a Director of Enterprise News Media, Inc. and as a member of the Management Committee of Consolidated Container Company, LLC.

2Mr. Rainbolt has served as Chairman of the Board of BancFirst Corp. of Oklahoma City, Oklahoma, since 1989. From 1985 to 1989, he served as Chairman of the Board of Directors of United Community Corp., a bank holding company in Oklahoma City, Oklahoma, and a predecessor of BancFirst Corp. From 1974 to 1985, Mr. Rainbolt served as Chairman of the Board of Federal National Bank of Shawnee, Oklahoma.

3Mr. Hudson has served as the Company’s Chairman of the Board and Chief Executive Officer since January 2000. Mr. Hudson served as Chief Executive Officer and President of the Company from April 1995 to January 2000, and reassumed the position of President in November 2004. He has served in various other offices with the Company since 1984. He served as Chairman of the Board of the Securities Investor Protection Corporation, the federally-chartered organization which serves as the insurer of customer accounts with brokerage firms, from 1994 to 2001.

4Mr. Peña has served as a Managing Director of Vestar Capital Partners since January 1999. He served as a Senior Advisor of Vestar Capital Partners from August 1998 until January 1999. Mr. Peña served as the U.S. Secretary of Energy from April 1997 through July 1998 and as the U.S. Secretary of Transportation from January 1993 through January 1997. He served as the Mayor of the city and county of Denver, Colorado from 1983 through 1991 and in the Colorado House of Representatives from 1979 until 1982. Mr. Peña currently serves as a Director of Principal Financial Group and Valor Communications Group, Inc. He has been a member of Toyota’s North American Diversity Advisory Board since January 2002.

5Mr. Rosenberg served as President and Chief Executive Officer of Allied Domecq Retailing USA (“Allied”) from May 1993 until his retirement in August 1998. Allied is the parent company of Dunkin’ Donuts, Inc. and Baskin-Robbins, Inc. Mr. Rosenberg served as President and Chief Executive Officer of Dunkin’ Donuts, Inc. from 1963 until May 1993, and he served as President and Chief Executive Officer of Baskin-Robbins, Inc. from December 1992 until May 1993. Mr. Rosenberg currently serves as an honorary Director of the National Restaurant Association, as well as a trustee of the educational foundation of the International Franchise Association ("IFA"). He is a past president of the IFA. Mr. Rosenberg also serves as a Director of Dominos, Inc. and Buffets, Inc.

Directors Emeritus

Troy N. Smith, Sr., founder of the Company, has served as Chairman Emeritus of the Board of Directors since May 1991. As Chairman Emeritus, Mr. Smith has the right to attend and participate on a non-voting basis at all meetings of the Board of Directors and receives the same director fees as the other independent directors. E. Dean Werries, who served as a director from 1991 until 2005 (and Chairman of the Board from 1995 until 2000), was named Director Emeritus in January 2005. Mr. Werries has the right to attend and participate on a non-voting basis at all meetings of the Board of Directors.

Committees, Compensation, and Meetings

The Board of Directors has three standing committees: the Nominating and Corporate Governance Committee, the Audit Committee, and the Compensation Committee. The charters for each of these committees are available at no charge in the Corporate Governance section of the Company’s website at www.sonicdrivein.com. The Board has affirmatively determined that each director who serves on the committees is independent as that term is defined by applicable rules of the Securities and Exchange Commission (“SEC”) and NASDAQ listing standards.

The independent directors of the Company meet without the management directors at executive sessions in conjunction with each quarterly board meeting and at other appropriate times. The independent directors have designated Frank E. Richardson as the lead director to preside at all meetings of the independent directors.

Nominating and Corporate Governance Committee. In accordance with its written charter adopted by the Board of Directors, the Nominating and Corporate Governance Committee identifies individuals qualified to become Board members, recommends to the Board director nominees, and monitors significant developments in the law and practice of corporate governance. On November 10, 2005, the Nominating and Corporate Governance Committee nominated the three individuals named above for election as directors at the annual meeting of stockholders. The members of the Nominating and Corporate Governance Committee consist of all of the independent directors of the Company. Frank E. Richardson is the Chair of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee held four meetings during the Company’s last fiscal year. The Nominating and Corporate Governance Committee will consider nominees recommended by the Company’s stockholders. In order to recommend a nominee for the next annual meeting, stockholders must deliver the recommendation in writing to the Company on or before August 19, 2006, addressed to the attention of Ronald L. Matlock, Secretary of the Company, and must provide the full name, address, and business history of the recommended nominee.

Audit Committee. In accordance with its written charter adopted by the Board of Directors, the Audit Committee provides assistance to the Board in fulfilling its oversight responsibility relating to the Company’s financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company’s financial statements, and compliance by the Company with certain legal and regulatory requirements. The committee encourages free and open communication among the committee members, Ernst & Young LLP, the Company’s independent registered public accounting firm, and management of the Company. In accordance with its charter, the Audit Committee pre-approves all audit and permissable non-audit services. Throughout the year, the committee periodically meets with representatives of Ernst & Young LLP and also meets with representatives of the internal audit function, without management present. The members of the Audit Committee are H. E. Rainbolt (Chair), Margaret M. Blair, Frank E. Richardson, and Robert M. Rosenberg. Each of the members of the Audit Committee is "independent," as defined by the rules of the SEC and the NASDAQ stock market listing standards.  The Board of Directors has determined that Mr. Rainbolt is an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K. In fiscal 2005, the Audit Committee met nine times, including meetings to review the quarterly financial statements prior to the releases of earnings to the public. A copy of the written charter for the Audit Committee is attached to this proxy statement as Exhibit A and is also posted in the Corporate Governance section of the Company’s website at www.sonicdrivein.com.

Compensation Committee. In accordance with its written charter adopted by the Board of Directors, the Compensation Committee’s functions include reviewing and approving the base salary, annual incentive bonus awards, and other compensation awards to the executive officers of the Company, as well as overseeing, reviewing, and administering the Company’s various equity benefit plans. The members of the Compensation Committee are Leonard Lieberman (Chair), Michael J. Maples, and Federico F. Peña. The Compensation Committee held five meetings during the Company’s last fiscal year.

Compensation of Directors. During the last fiscal year, the Company compensated the independent directors for their services in the amount of $20,000 per year, plus $2,500 for every meeting of the Board of Directors attended and an additional $1,000 for any special telephonic meetings. Audit Committee members received an additional $1,000 per quarter for regularly scheduled earnings release telephonic meetings and the Chair of the Audit Committee received additional annual compensation of $7,000. The Chair of each of the Nominating and Corporate Governance and the Compensation Committees received additional annual compensation of $2,500. Other than the compensation described above, the Company did not pay any additional fees to directors for serving on its standing committees. The Company does not compensate directors who also serve as an officer or employee of the Company or its subsidiaries for their services as a director. The 2001 Sonic Corp. Directors’ Stock Option Plan, as adopted in January 2001, provides for the grant of 10-year, non-qualified stock options to purchase 50,625 shares of common stock of the Company to each independent director of the Company upon the individual’s initial election as a director, and provides for the annual grant of 10-year, non-qualified stock options to purchase 6,750 shares of common stock of the Company to each independent director of the Company beginning with the first year of the director’s second three-year term and continuing annually for so long as the individual serves on the Board. The exercise price of the stock options equals the market value of the common stock at the date of the grant, and the stock options become exercisable with regard to one-third of the shares of common stock underlying the option on each of the first three anniversary dates of the grant of the stock option. In January 2005, the Company granted options to purchase 6,750 shares of common stock of the Company at $31.71 per share to Dr. Blair and Messrs. Lieberman, Peña, Rainbolt, Richardson, and Rosenberg. The Company granted options to purchase 50,625 shares of common stock of the Company at $31.04 per share to Mr. Maples upon his appointment to the Board in June 2005.

Meetings of the Board of Directors. The Board of Directors of the Company held six meetings during the Company’s last fiscal year. The independent directors met in executive session at each quarterly meeting. With the exception of Pattye L. Moore who attended 60% of the aggregate total meetings of the Board of Directors and Board committees on which she served, each director attended at least 75% of the meetings of the Board and the Board committees on which he or she served. The Company encourages its Board members to attend the Annual Meeting of Stockholders and schedules Board and committee meetings to coincide with the stockholder meeting to facilitate the directors’ attendance at the Annual Meeting of Stockholders. All of the directors attended the Annual Meeting of Stockholders held in January 2005.

Corporate Governance

Sonic’s policies and practices reflect corporate governance initiatives that are compliant with the listing standards of NASDAQ and the corporate governance regulations of the Sarbanes-Oxley Act of 2002. The Board of Directors has documented its corporate governance practices and adopted Corporate Governance Guidelines, which are designed to formalize these practices and enhance governance efficiency and effectiveness. The Corporate Governance Guidelines may be found in the corporate governance section of Sonic’s website, www.sonicdrivein.com. Among other things, these guidelines address the following:

•
The Nominating and Corporate Governance Committee is required to review with the Board annually the composition of the Board as a whole, including the directors’ independence, skills, experience, age, diversity, and availability of service to the Company.

•	The Board is required to conduct periodic self-evaluation through the Nominating and Corporate Governance Committee.
•
The Nominating and Corporate Governance Committee is required to review and report to the Board at least annually on succession planning for the Chief Executive Officer and the Chief Executive Officer is required at all times to make available to the Board his or her recommendations of potential successors.

•	The independent directors are required to meet in conjunction with each regularly scheduled quarterly board meeting and at other appropriate times.
•	The Board and all committees are authorized to hire their own advisors.
•	Directors who change job responsibilities are required to notify the Board and give the Board the opportunity to review whether they should continue to serve as Board members.

Annually, the Nominating and Corporate Governance Committee follows a process designed to consider the re-election of existing directors and seek individuals qualified to become new Board members for recommendation to the Board for any vacancies.

With respect to nominating existing directors, the Nominating and Corporate Governance Committee reviews relevant information available to it, including an assessment of the directors’ continued ability and willingness to serve as directors. The Nominating and Corporate Governance Committee also assesses each person’s contribution in light of the mix of skills and experience the Nominating and Corporate Governance Committee has deemed appropriate for the Board.

With respect to considering nominations of new directors when the opportunity arises, the Nominating and Corporate Governance Committee conducts a thorough search to identify candidates based upon criteria the Nominating and Corporate Governance Committee deems appropriate and considering the mix of skills and experience necessary to complement existing Board members. The Nominating and Corporate Governance Committee then reviews selected candidates and makes a recommendation to the Board. The Nominating and Corporate Governance Committee may seek input from other Board members or senior management in identifying candidates.

Each candidate for director must possess at least the following specific minimum qualifications:

•	Each candidate shall be an individual who has demonstrated integrity and ethics in his or her professional life and has established a record of professional accomplishment in his or her chosen field.
•	No candidate shall have any material personal, financial, or professional interest in any present or potential competitor of the Company.
•
Each candidate shall be prepared to participate fully in activities of the Board of Directors, including active membership in at least one committee of the Board of Directors and attendance at, and active participation in, meetings of the Board of Directors and the committee(s) of the Board of which he or she is a member.

The Nominating and Corporate Governance Committee will consider nominations for the Board by stockholders the same way it evaluates other individuals for nomination as a new director. Such nominations must be made in accordance with the Company’s bylaws.

Communications with Directors

Stockholders may communicate with the non-employee members of the Board of Directors by writing to the Board, c/o Ronald L. Matlock, Secretary of the Company. All written submissions that appear to be good faith efforts to communicate with Board members about matters involving the interests of the Company and its stockholders are collected and forwarded on a periodic basis to the Board. Any concerns relating to accounting, internal accounting controls, or auditing matters will be brought immediately to the attention of the Company’s internal auditor and handled in accordance with the procedures established by the Audit Committee with respect to such communications.

 PROPOSAL NO. 2 - APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION

General

The Board of Directors recommends that the stockholders approve an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of common stock from 100 million shares to 245 million shares.

Of the 100 million shares currently authorized, as of November 30, 2005, the Company had 57,774,832 shares issued and outstanding (excluding 18,117,172 shares of common stock held as treasury stock). In addition, the Company has reserved a total of 6,008,979 shares of common stock for issuance pursuant to the Company’s employee stock option and directors’ stock option plans. The Company, therefore, has approximately 81% of its authorized shares of common stock issued or reserved for issuance. (Of the 6,008,979 shares reserved for issuance, 5,130,513 shares are reserved for outstanding options. The remaining 924,113 shares available for future options grants will not be awarded if Proposal No. 3 - Approval of the Sonic Corp. 2006 Long-Term Incentive Plan is approved by the stockholders.)

In 2002, the Company increased its authorized common stock from 40 million shares to 100 million shares and since that time has utilized that increase in authorized shares primarily to effect two three-for-two stock splits, one each in 2002 and in 2004. The number of authorized shares currently available for issuance would not be sufficient to implement another three-for-two stock split. The purpose of the proposed increase in authorized shares is to ensure that an adequate supply of authorized unissued shares of common stock is available for general corporate needs, such as future stock splits or stock dividends, raising additional capital, financing acquisitions, or the issuance of stock options and other stock-based incentives under the Company’s employee benefit plans.

The proposed amendment, if adopted, would make an additional 145 million shares of common stock available from time to time without further stockholder approval, unless otherwise required by law, rule, or regulation. The Company has no present plans, agreements, commitments, or understandings with regard to the issuance of the proposed additional shares of common stock, including no present plans or agreements for any mergers, acquisitions, or business combinations. Stockholders of the Company do not have and will not have any preemptive rights to purchase any of the additional shares of common stock.

Amendment

If approved, the amendment would change the initial portion of Article Fourth of the Company’s Certificate of Incorporation as follows:

From:
“FOURTH: The total number of shares which the Corporation shall have the authority to issue shall be one hundred one million (101,000,000) shares, of which one hundred million (100,000,000) shall be shares of common stock, par value $.01 per share, and one million (1,000,000) shall be shares of preferred stock, par value $.01 per share…”

To:
“FOURTH: The total number of shares which the Corporation shall have the authority to issue shall be two hundred forty-six million (246,000,000) shares, of which two hundred forty-five million (245,000,000) shall be shares of common stock, par value $.01 per share, and one million (1,000,000) shall be shares of preferred stock, par value $.01 per share. . .”

Vote Required

The amendment of the Certificate of Incorporation requires approval by the affirmative vote of the holders of a majority of the shares represented at the meeting and entitled to vote. If the stockholders do not vote a sufficient number of shares of common stock in favor of the amendment, the amendment will not take effect. The Board of Directors has not decided what action, if any, it may take if that happens.

The Board of Directors recommends a vote “For” the amendment of the Company’s Certificate of Incorporation.

PROPOSAL NO. 3 - APPROVAL OF THE SONIC CORP. 2006 LONG-TERM INCENTIVE PLAN

The Board of Directors has approved and is submitting for stockholder approval the Sonic Corp. 2006 Long-Term Incentive Plan (the “2006 Incentive Plan”). The text of the 2006 Incentive Plan appears at the end of this proxy statement as Exhibit B. The following description of the Plan should be read in conjunction with, and is qualified in its entirety by reference to, the full text of the Plan.

General

The purpose of the 2006 Incentive Plan is to promote our success by linking the personal interests of our employees, officers, and directors to those of our stockholders, and to provide participants with an incentive for outstanding performance. The 2006 Incentive Plan authorizes the grant of awards in any of the following forms:

•	options to purchase shares of our common stock, which may be incentive stock options or non-qualified stock options;
•	stock appreciation rights;
•	performance shares;
•	performance share units;
•	restricted stock;
•	restricted stock units;
•	dividend equivalents;
•	other stock-based awards;
•	any other right or interest relating to our common stock; or
•	cash.

The 2006 Incentive Plan provides that awards may be granted to any employee, officer, or director of the Company or any of its affiliates. If approved by the stockholders, the 2006 Incentive Plan will replace the 2001 Sonic Corp. Stock Option Plan and the 2001 Sonic Corp. Directors’ Stock Option Plan. As of October 31, 2005, options covering 5,130,513 shares of common stock were outstanding under the Company’s equity compensation plans, the weighted-average exercise price of those options was $14.97, and the weighted-average term to the expiration of the outstanding options was 5.62 years. As of October 31, 2005, 924,113 shares remained available for future option grants under the 2001 Sonic Corp. Stock Option Plan and the 2001 Sonic Corp. Directors’ Stock Option Plan, but no further awards will be granted under such plans if the 2006 Incentive Plan is approved by the stockholders.

Share Limits

The number of shares of our common stock that is proposed to be available for issuance under the 2006 Incentive Plan is 4,500,000. The maximum aggregate number of shares that may be issued in conjunction with stock appreciation rights, performance shares, performance share units, restricted stock, restricted stock units, dividend equivalents, other stock-based awards, and any other right or interest relating to our common stock is 1,000,000. If an award granted under the 2006 Incentive Plan is canceled or terminates for any reason without having been exercised or settled, any shares of our common stock subject to the award will be added back into the overall share limit of the Plan and will again be available for the grant of awards under the Plan. In addition, shares of our common stock subject to stock appreciation rights or other awards settled in cash will be added back into the overall share limit of the 2006 Incentive Plan and will again be available for the grant of awards under the Plan.

The maximum number of shares of our common stock with respect to awards that may be granted during any one calendar year under the 2006 Incentive Plan to any one person is 150,000. The maximum amount of one or more awards denominated in cash that may be received by any one participant during any calendar year is $1,000,000. The 2006 Incentive Plan prohibits repricing of options.

Administration

The 2006 Incentive Plan will be administered by a committee of two or more independent directors appointed by the Board of Directors (the “Plan Committee”). The Plan Committee has broad authority to administer the Plan, including the authority to:

•	designate participants;
•	determine the type or types of awards to be granted to each participant and the number, terms, and conditions of awards;
•	accelerate the vesting or lapse of restrictions of any outstanding award;
•	determine whether an award may be settled in, or the exercise price of an award may be paid in, cash, common stock, other awards or other property;
•	establish, adopt, or revise any rules and regulations as it may deem advisable to administer the 2006 Incentive Plan; and
•	make all other decisions and determinations that may be required under the 2006 Incentive Plan.

Subject to certain limitations, the Plan Committee is permitted to delegate to a subcommittee thereof or to one or more directors or executive officers its authority under the 2006 Incentive Plan. If approved by the stockholders, the Board of Directors has designated the Compensation Committee to serve as the Plan Committee. Furthermore, the Board directed that the Compensation Committee Charter be amended to reflect such appointment and to provide that in the event the Compensation Committee proposes to grant awards under the terms of the 2006 Incentive Plan, other than incentive stock options or non-qualified stock options, the Compensation Committee must obtain the Board’s prior approval.

Types of Awards

The Plan Committee is authorized under the 2006 Incentive Plan to grant the following types of awards.

Stock Options. The Plan Committee is authorized under the 2006 Incentive Plan to grant stock options, which may be incentive stock options or non-qualified stock options. All options will be evidenced by a written award agreement between the Company and the participant, which will include any provisions specified by the Plan Committee. The exercise price of an option may not be less than the fair market value of our common stock on the date of grant. In no event may any stock option be exercisable for more than ten years from the date of grant. The terms of an incentive stock option must meet the requirements of Section 422 of the Internal Revenue Code.

Stock Appreciation Rights. The Plan Committee may also grant stock appreciation rights. Upon the exercise of a stock appreciation right, the holder will have the right to receive the excess, if any, of the fair market value of one share of our common stock on the date of exercise, over the grant price of the stock appreciation right as determined by the Plan Committee, which will not be less than the fair market value of one share of our common stock on the date of grant. All awards of stock appreciation rights will be evidenced by an award agreement reflecting the terms, methods of exercise, methods of settlement, form of consideration payable in settlement, and any other terms and conditions of the stock appreciation right, as determined by the Plan Committee at the time of grant.

Performance Share Awards. The Plan Committee may grant performance share awards to participants on terms and conditions as may be selected by the Plan Committee. The Plan Committee will have the discretion to determine the target number of shares of our common stock subject to each performance share award and to set performance targets and other terms or conditions to payment of the performance share awards in its discretion which, depending on the extent to which they are met, will determine the number and value of performance share awards that will be paid to the participant. All performance share awards will be evidenced by an award agreement.

Performance Share Unit Awards. The Plan Committee may grant performance share unit awards to participants on terms and conditions as may be selected by the Plan Committee. The Plan Committee will have the discretion to determine the target number of shares of our common stock subject to each performance share unit award and to set performance targets and other terms or conditions to payment of the performance share awards in its discretion which, depending on the extent to which they are met, will determine the number and value of performance share unit awards that will be paid to the participant. All performance share unit awards will be evidenced by an award agreement. Performance share unit awards may be payable in cash, shares of our common stock or other property, as determined by the Plan Committee and reflected in the award agreement.

Restricted Stock Awards. The Plan Committee may grant restricted stock awards to participants, which will be subject to restrictions on transferability and other restrictions as the Plan Committee may impose, including, without limitation, restrictions on the right to vote restricted stock or the right to receive dividends, if any, on the restricted stock. Restricted stock awards may be subject to forfeiture upon termination of employment or upon a failure to satisfy performance goals during the applicable restriction period. All restricted stock awards will be evidenced by an award agreement.

Restricted Stock Unit Awards. The Plan Committee may grant restricted stock unit awards to participants, which will be subject to restrictions on transferability, vesting requirements, and other restrictions as the Plan Committee may impose. Restricted stock unit awards may be subject to forfeiture upon termination of employment or upon a failure to satisfy performance goals during the applicable restriction period. All restricted stock awards will be evidenced by an award agreement. Restricted stock unit awards may be payable in cash, shares of our common stock, or other property, as determined by the Plan Committee and reflected in the award agreement.

Dividend Equivalent. The Plan Committee is authorized to grant dividend equivalents to participants subject to terms and conditions as may be selected by the Plan Committee. Dividend equivalents will entitle the participant to receive payments equal to dividends (in cash, shares of our common stock, or other property) with respect to all or a portion of the number of shares of our common stock subject to an award.

Other Stock-Based Awards. The Plan Committee may, subject to limitations under applicable law, grant other awards that are payable in, or valued relative to, shares of our common stock as will be deemed by the Plan Committee to be consistent with the purposes of the 2006 Incentive Plan, including without limitation shares of common stock awarded purely as a bonus and not subject to any restrictions or conditions. The Plan Committee will determine the terms and conditions of any other stock-based awards.

Performance Goals

In order to preserve full deductibility under Section 162(m) of the Internal Revenue Code, the Plan Committee may determine that any award will be determined solely on the basis of:

•	the achievement by the Company or one of our subsidiaries of a specified target return, or target growth in return, on equity or assets;
•	total stockholder return, described as our stock price appreciation plus reinvested dividends, relative to a defined comparison group or target over a specific performance period;
•	our stock price;
•	the achievement by the Company or a business unit, or one of our subsidiaries, of a specified target, or target growth in, revenues, net income, earnings per share, EBIT or EBITDA; or
•	any combination of the above.

If an award is made on this basis, the Plan Committee must establish goals prior to the beginning of the period for which the performance goal relates, or by a later date as may be permitted under applicable tax regulations, and the Plan Committee may for any reason reduce, but not increase, any award, notwithstanding the achievement of a specified goal. Any payment of an award granted with performance goals will be conditioned on the written certification of the Plan Committee in each case that the performance goals and any other material conditions were satisfied.

Limitation on Transfer and Beneficiaries

No award under the 2006 Incentive Plan will be assignable or transferable other than by will or the laws of descent and distribution or, except in the case of an incentive stock option, pursuant to a qualified domestic relations order. However, the Plan Committee may permit other transfers if it deems appropriate, provided such other transfers are not made in exchange for any consideration.

Acceleration upon Certain Events

Unless otherwise set forth in the applicable award agreement, upon the participant’s death or termination of employment as a result of disability, all outstanding options, stock appreciation rights, and other awards in the nature of rights that may be exercised will become fully exercisable and all restrictions on outstanding awards will lapse. Any options or stock appreciation rights will thereafter continue or lapse in accordance with the other provisions of the 2006 Incentive Plan and the award agreement. In addition, the Plan Committee may at any time in its discretion declare any or all awards to be fully or partially vested and exercisable, provided that the Plan Committee will not have the authority to accelerate or postpone the timing of payment or settlement with respect to awards subject to Section 409A of the Internal Revenue Code in a manner that would cause the awards to be subject to certain related interest and penalty provisions. The Plan Committee may discriminate among participants or among awards in exercising such discretion.

Termination and Amendment

The Plan Committee has the right at any time to amend or terminate the 2006 Incentive Plan, but it may condition any amendment on the approval of our stockholders if such approval will be necessary or advisable under tax, securities, stock exchange, or other applicable laws, policies, or regulations. The Plan Committee has the right to amend or terminate any outstanding award without approval of the participant, but an amendment or termination may not, without the participant’s consent, reduce or diminish the value of the award determined as if it had been exercised, vested, cashed in, or otherwise settled on the date of the amendment or termination, and the original term of any option may not be extended. The Plan Committee has broad authority to amend the 2006 Incentive Plan or any outstanding award without the approval of the participants to the extent necessary to comply with applicable tax laws, securities laws, accounting rules, or other applicable laws, or to ensure that an award is not subject to interest and penalties under Section 409A of the Internal Revenue Code. If any provision of the 2006 Incentive Plan or any award agreement contravenes any regulation or U.S. Department of Treasury guidance promulgated under Section 409A of the Internal Revenue Code that could cause an award to be subject to interest and penalties, such provision will be modified to maintain the original intent of the provision without violating Section 409A. Furthermore, any discretionary authority that the Plan Committee may have pursuant to the 2006 Incentive Plan will not be applicable to an award that is subject to Section 409A to the extent such discretionary authority will contravene Section 409A.

Federal Income Tax Information

The following discussion is a summary of the federal income tax consequences relating to the grant and exercise of awards under the 2006 Incentive Plan and the subsequent sale of common stock that will be acquired under this Plan. The tax effect of exercising awards may vary depending upon the particular circumstances, and the income tax laws and regulations change frequently.

Nonqualified Stock Options. There will be no federal income tax consequences to a participant or to the Company upon the grant of a nonqualified stock option. When the participant exercises a nonqualified option, however, he will realize ordinary income in an amount equal to the excess of the fair market value of the option shares that he receives upon exercise of the option at the time of exercise over the exercise price, and we will be allowed a corresponding deduction, subject to any applicable limitations under Section 162(m) of the Internal Revenue Code. Any gain that a participant realizes when the participant later sells or disposes of the option shares will be short-term or long-term capital gain, depending on how long the participant held the shares.

Incentive Stock Options. There typically will be no federal income tax consequences to a participant or to the Company upon the grant or exercise of an incentive stock option. If the participant holds the option shares for the required holding period of at least two years after the date the option was granted or one year after exercise of the option, the difference between the exercise price and the amount realized upon sale or disposition of the option shares will be long-term capital gain or loss, and we will not be entitled to a federal income tax deduction. If the participant disposes of the option shares in a sale, exchange, or other disqualifying disposition before the required holding period ends, he will realize taxable ordinary income in an amount equal to the excess of the fair market value of the option shares at the time of exercise over the exercise price, and we will be allowed a federal income tax deduction equal to such amount, subject to any applicable limitations under Section 162(m) of the Internal Revenue Code. While the exercise of an incentive stock option does not result in current taxable income, the excess of the fair market value of the option shares at the time of exercise over the exercise price will be an item of adjustment for purposes of determining the participant’s alternative minimum tax.

Stock Appreciation Rights. The participant will not recognize income, and we will not be allowed a tax deduction, at the time a stock appreciation right is granted. When the participant exercises the stock appreciation right, the fair market value of any shares of common stock received will be taxable as ordinary income, and we will be allowed a federal income tax deduction equal to such amount, subject to any applicable limitations under Section 162(m) of the Internal Revenue Code.

Restricted Stock Awards. Unless a participant makes an election to accelerate recognition of income to the date of grant as described below, the participant will not recognize income, and we will not be allowed a tax deduction, at the time a restricted stock award is granted. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the common stock as of that date, less any amount he paid for the stock, and we will be allowed a corresponding tax deduction at that time, subject to any applicable limitations under Section 162(m) of the Internal Revenue Code. If the participant files an election under Section 83(b) of the Internal Revenue Code within 30 days after the date of grant, he will recognize ordinary income as of the date of grant equal to the fair market value of the stock as of that date, less any amount he paid for the stock, and we will be allowed a corresponding tax deduction at that time, subject to any applicable limitations under Section 162(m) of the Internal Revenue Code. Any future appreciation in the stock will be taxable to the participant at capital gains rates. However, if the stock is later forfeited, such participant will not be able to recover the tax previously paid pursuant to his Section 83(b) election.

Restricted Stock Unit Awards, Performance Share Awards, and Performance Share Unit Awards. A participant will not recognize income, and we will not be allowed a tax deduction, at the time restricted stock unit awards, performance share awards, or performance share unit awards are granted. When the participant receives payment under the restricted stock unit awards, performance share awards, or performance share unit awards, the amount of cash received and the fair market value of any shares of stock received will be ordinary income to the participant, and we will be allowed a corresponding tax deduction at that time, subject to any applicable limitations under Section 162(m) of the Internal Revenue Code.

Impact of Recent Tax Law Changes. Recently adopted, Section 409A of the Internal Revenue Code has implications that affect traditional deferred compensation plans, as well as certain equity-based awards, such as certain stock options, restricted stock units, and stock appreciation rights. Section 409A requires compliance with specific rules regarding the timing of exercise or settlement of equity-based awards and, unless explicitly set forth in a plan document or award agreement, no acceleration of payment is permitted. The U.S. Department of Treasury has provided preliminary guidance with respect to Section 409A and more definitive guidance is anticipated in the near future. Individuals who hold equity awards are subject to the following penalties if the terms of such awards do not comply with the requirements of Section 409A: (i) appreciation is includible in the participant’s gross income for tax purposes once the awards are no longer subject to a “substantial risk of forfeiture” (e.g., upon vesting), (ii) the participant is required to pay interest at the tax underpayment rate plus one percentage point commencing on the date these awards are no longer subject to a substantial risk of forfeiture, and (iii) the participant incurs a 20% penalty tax on the amount required to be included in income. As set forth above, the 2006 Incentive Plan and the awards granted thereunder are intended to conform with the requirements of Section 409A.

New Plan Benefits

All awards under the 2006 Incentive Plan are approved by the Plan Committee, in its sole discretion. For this reason, it is not possible at this time to determine the awards that will be made to any particular employees, officers, or directors under the 2006 Incentive Plan in the future. As of the date of this proxy statement, no awards have been granted under the 2006 Incentive Plan.

The Board of Directors recommends a vote “FOR” the approval of the Sonic Corp. 2006 Long-Term Incentive Plan.

PROPOSAL NO. 4 - RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

Sonic is asking the stockholders to ratify the Audit Committee’s appointment of Ernst & Young LLP as Sonic’s independent registered public accounting firm for the fiscal year ending August 31, 2006. Ernst & Young LLP has audited Sonic’s consolidated financial statements annually since Sonic’s 1984 fiscal year.

Representatives of Ernst & Young LLP will be present at the annual meeting and will have an opportunity to make a statement if they desire to so do. They will also be available to respond to appropriate questions presented at the annual meeting.

In the event the appointment of Ernst & Young LLP is not ratified by the affirmative vote of a majority of the shares of common stock represented at the annual meeting, the Audit Committee will reconsider this appointment.

The Board of Directors recommends a vote “For” the ratification of the appointment of Ernst & Young LLP.

Principal Accountant Fees and Services

The following table sets forth the aggregate fees billed to the Company by Ernst & Young LLP for professional services rendered for the fiscal years ended August 31, 2005 and 2004:

	2005	2004

Audit Fees[1]	$574,565	$300,844
Audit-Related Fees[2]	21,750	42,500
Tax Fees[3]	31,750	47,000
Total	$628,065	$390,344
____________________

1Audit fees relate to professional services rendered for the annual audit of the consolidated financial statements of the Company (including internal control reporting under Section 404 of the Sarbanes-Oxley Act of 2002) and the quarterly reviews relating to Securities and Exchange Commission filings of the Company’s financial statements. Audit fees also include professional services rendered for separate audits of selected subsidiaries of the Company. For 2005, the audit fee amount includes estimated billings for the completion of the 2005 audits, which were completed after year-end. The significant increase in audit fees in 2005 resulted from additional fees related to the Section 404 internal control reporting.

2Audit-related fees relate to professional services rendered for the annual audit of the Company’s benefit plan and consultations relating to Sarbanes-Oxley legislation.

3Tax fees include fees for tax planning and consultations and reviews of tax returns and audit support.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services to be provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services, and other services. The Audit Committee also reviews whether any of the senior audit team members receive any discretionary compensation from the audit firm with respect to non-audit services performed by the independent registered public accounting firm.

The Audit Committee has considered whether the provision of these services is compatible with maintaining the independence of the independent registered public accounting firm and has determined that such services have not adversely affected such independence. All of the fees for fiscal year 2005 and 2004 were pre-approved by the Audit Committee and there were no instances of waiver of approval requirements during those periods.

EXECUTIVE COMPENSATION

Summary Compensation Table. The following table sets forth the compensation paid for the last three fiscal years to our chief executive officer and our four other highest paid executive officers.

Annual Compensation					Long-term Compensation

Name and Principal Position	Year	Salary($)	Bonus($)[1]	Other Annual Compen- sation($)[2]	Securities Underlying Stock Options(#)	All Other Compen- sation($)[3]

J. Clifford Hudson	2005	546,044	424,676	–	40,051	10,471
Chairman of the Board,	2004	525,042	419,565	–	42,697	10,439
Chief Executive Officer and	2003	516,708	301,719	–	33,905	9,864
President

W. Scott McLain	2005	284,319	150,351	–	36,015	10,982
Executive Vice President,	2004	270,308	110,275	–	43,579	10,103
President of Sonic Industries Inc.	2003	260,008	93,415	–	13,690	9,752

Michael A. Perry	2005	250,000	133,724	–	32,289	11,371
President of	2004	230,000	81,305	–	14,429	10,491
Sonic Restaurants, Inc.	2003	206,067	51,870	–	42,849	9,304

Ronald L. Matlock	2005	245,637	106,371	–	10,799	10,864
Senior Vice President,	2004	234,610	95,712	–	15,413	10,071
General Counsel and	2003	226,674	81,202	–	11,882	9,414
Secretary

Stephen C. Vaughan	2005	189,433	83,210	–	21,653	10,230
Vice President and	2004	167,200	39,174	–	9,776	8,665
Chief Financial Officer	2003	160,000	42,513	–	11,417	8,390

____________________

1The amounts include incentive bonus awards granted pursuant to the incentive bonus program described under “Report of Compensation Committe - Discussion of Compensation Components,” as well as a holiday bonus equal to one-half month’s base salary.

2The amount of other annual compensation did not exceed the lesser of $50,000 or 10% of the annual salary and bonus reported for the named individual.

3The amounts include the Company’s matching contribution to the Company’s defined contribution plan and premiums for life insurance paid on behalf of the named individuals. During the last fiscal year, the Company made matching contributions to the Company’s 401(k) defined contribution plan in the amounts of $9,575 for Mr. Hudson, $10,086 for Mr. McLain, $10,475 for Mr. Perry, $9,968 for Mr. Matlock, and $9,385 for Mr. Vaughan. During the last fiscal year, the Company paid life insurance premiums in the amount of $896 for each of Messrs. Hudson, McLain, Perry, and Matlock, and in the amount of $845 for Mr. Vaughan.

Stock Option Table. The following table sets forth information regarding the stock options granted during the last fiscal year to the Company’s chief executive officer and the other executive officers named above.

Name	Number of Securities Underlying Options Granted (#)[1]	Percent of Total Options Granted to Employees in Fiscal Year (%)	Exercise Price ($/Sh)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Price Appreciation for Option Term[2]
					5% ($)	10% ($)

J. Clifford Hudson	10,000	6.37	31.71	1/19/2015	199,422	505,376
	30,051		32.48	4/6/2015	613,837	1,555,583

W. Scott McLain	22,593	5.73	29.58	11/10/2014	420,291	1,065,100
	13,422		32.48	4/6/2015	274,164	694,787

Michael A. Perry	20,256	5.14	29.58	11/10/2014	245,792	622,885
	25,455		32.48	4/6/2015	376,816	954,927

Ronald L. Matlock	10,799	1.72	32.48	4/6/2015	220,586	559,008

Stephen C. Vaughan	13,322	3.45	29.58	11/10/2014	247,825	628,038
	8,331		32.48	4/6/2015	170,173	431,252
____________________

1Each option becomes exercisable with regard to one-third of the shares of common stock underlying the option on each of the first three anniversary dates of the grant of the option.

2The assumed annual rates of 5% and 10% would result in the Company’s common stock price increasing during the 10-year term of the option from the $32.48 per share exercise price to $52.91 and $84.25 respectively, from the $31.71 per share exercise price to $51.65 and $82.25, respectively, and from the $29.58 per share exercise price to $48.18 and $76.72, respectively.

Option Exercises and Year End Value Table. The following table sets forth information regarding stock options exercised during the last fiscal year by the Company’s chief executive officer and the other individuals named above and the value of unexercised stock options as of the end of the last fiscal year.

Name	Shares Acquired on Exercise (#)		Value Realized ($)	Number of Unexercised Options as of Fiscal Year End Exercisable/ Unexercisable (#)	Value of Unexercised In-the-Money Options as of Fiscal Year End Exercisable/ Unexercisable ($)[1]

J. Clifford Hudson	76,679	[2]	2,263,564	646,592	14,721,692
				85,466	474,786
W. Scott McLain	45,000		1,023,543	230,483	4,892,313
				71,911	359,903
Michael A. Perry	15,041		219,147	51,474	678,665
				56,188	303,396
Ronald L. Matlock	0		0	254,550	5,792,421
				27,014	169,159
Stephen C. Vaughan	14,695		306,031	155,721	3,283,527
				31,974	121,204
____________________

1These amounts represent the value of unexercised options granted each year since 1996 for Messrs. Hudson, McLain, Matlock, and Vaughan and the value of unexercised options granted each year since 2001 for Mr. Perry.

2Of these option exercises, all of the options exercised by Mr. Hudson would have expired in fiscal year 2005 if not exercised.

Termination and Change in Control Arrangements. The Company has employment contracts with J. Clifford Hudson, its Chairman of the Board, Chief Executive Officer and President, and the other senior executive officers. Mr. Hudson’s contract, which expires in August 2006 (and which automatically extends each year for one additional year to maintain successive terms of two years unless specifically terminated or not renewed by the Company), provides that, if the Company terminates Mr. Hudson’s employment other than for cause or fails to renew his contract, he will receive his base compensation for a 24-month period after termination (at an annualized base of $556,545 as of August 31, 2005). Mr. Hudson’s contract defines “cause” as (1) the willful and intentional failure substantially to perform his duties (other than because of physical or mental incapacity), (2) the commission of an illegal act in connection with his employment, or (3) the commission of any act which falls outside the ordinary course of his responsibilities and which exposes the Company to a significant level of undue liability. A determination of “cause” requires the affirmative vote of at least two-thirds of all members of the Board of Directors. The contracts for Michael A. Perry, Ronald L. Matlock, and Stephen C. Vaughan expire in August 2006. The contract for W. Scott McLain expires in January 2006. The contracts for all senior executive officers (except Mr. Hudson) automatically renew for successive one-year terms unless specifically terminated or not renewed by the Company. Those contracts provide for 12 months’ salary upon termination of employment other than for cause. The contracts for all of the foregoing officers contain the same definition of “cause” as Mr. Hudson’s contract.

The contracts for all of the foregoing officers also provide that, upon a change in control of the Company, if the Company terminates the officer’s employment other than for cause or violates any term of the contract, the Company must pay the officer a lump sum equal to a specified multiple of the officer’s then current salary, not to exceed the maximum payable without a loss of the deduction under Section 280(g) of the Internal Revenue Code. The specified multiple equals two times the amount of their annual salary for all of the officers of the Company, except for

Mr. Hudson (who would receive three times his annual salary). The same lump sum provision applies if the officer should resign for “good reason,” which includes (without limitation) the occurrence without the officer’s consent after a change in control of the Company of (1) the assignment to the officer of duties inconsistent with the officer’s office with the Company, (2) a change in the officer’s title or office with the Company, or (3) a reduction in the officer’s salary. The officers’ contracts generally define a “change in control” to include any consolidation or merger of the Company in which the Company does not continue or survive or pursuant to which the shares of capital stock of the Company convert into cash, securities, or other property; any sale, lease, exchange, or transfer of all or substantially all of the assets of the Company; the acquisition of 50% or more of the outstanding capital stock of the Company by any person; or, a change in the make-up of the Board of Directors of the Company during any period of two consecutive years, pursuant to which individuals who at the beginning of the period made up the entire Board of Directors of the Company cease for any reason to constitute a majority of the Board of Directors, unless at least two-thirds of the directors then and still in office approved the nomination of the new directors.

Other than the foregoing agreements, the Company has no compensatory plan or arrangement with respect to its executive officers which would result from the resignation, retirement, or termination of any executive officer’s employment with the Company, from a change in control of the Company, or from a change in an executive officer’s responsibilities following a change in control of the Company.

Following her resignation as President of the Company effective October 31, 2004, Pattye Moore agreed to serve as a consultant to the Company for a two-year term. During the term of her consulting agreement, Ms. Moore has agreed to not be employed by or consult for any competitor of the Company. Ms. Moore receives for her services during the term of the agreement compensation in the amount of $15,000 per month, plus reimbursement of reasonable expenses incurred in connection with her consulting services.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We lease two parcels of real estate, upon which we operate two drive-in restaurants, from Plains Realty Corp. (“Plains”), a corporation in which a minority interest is held by J. Clifford Hudson, Chairman of the Board of Directors, Chief Executive Officer and President of the Company, in trust for himself and in trust for his son. The Company made rental payments during fiscal year 2005 for both parcels pursuant to leases entered into in 1988 and 1989. Both leases expire in January 2009. During the last fiscal year, the Company paid Plains a total of $110,498 in rent pursuant to those two leases. We believe that the terms and conditions of the leases are no less favorable than those we could have obtained from third parties in arm’s length transactions.

H. E. Rainbolt, a director of the Company, is Chairman of the Board and a principal stockholder of BancFirst Corp., the holding company of BancFirst of Oklahoma City ("BancFirst"). BancFirst is a participant in the Company’s $150 million revolving line of credit. During the last fiscal year, the largest amount outstanding under that line of credit was approximately $35.6 million, in which BancFirst participated in approximately $3.6 million.

REPORT OF COMPENSATION COMMITTEE

The following report of the Compensation Committee of the Board of Directors describes the Compensation Committee’s compensation policies with regard to the Company’s executive officers for the last fiscal year, including the specific relationship of corporate performance to executive compensation. The report also discusses the Compensation Committee’s basis for the chief executive officer’s compensation for the last fiscal year, including the factors and criteria upon which the Compensation Committee based that compensation. As described above under “Committees, Compensation, and Meetings,” the Compensation Committee’s functions include reviewing and approving the base salary, annual incentive bonus awards, and other compensation awards to the Company’s chief executive officer and certain other executive officers of the Company. The Compensation Committee’s functions also include the administration of the Company’s stock option plans and the granting of stock options under those plans, the administration of the Company’s stock purchase plan, and the administration of the Company's employee stock incentive plan and the granting of stock under that plan.

The following report shall not constitute a document deemed incorporated by reference by any general statement incorporating this proxy statement by reference into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates the information by reference, and the report shall not constitute information otherwise deemed filed under either of those acts.

Independent Compensation Consultant Report

For several years we have retained independent compensation consultants to advise us on the structure and competitiveness of the Company’s executive compensation program and to recommend programs appropriate for the Company in the areas of salary, annual incentive programs, long-term incentives, benefits, and employment contract provisions. In conducting the initial review, the consultant interviewed the executive officers of the Company, as well as the members of the Compensation Committee; identified a peer group of 11 comparable multi-unit restaurant companies; and analyzed the cash compensation, stock option and long-term incentive programs, and employment contract provisions available in that peer group according to available proxy statement information, as well as compensation data from other published surveys. Since the initial review, we have obtained annual updates of the review and report to the Company. The results of these reviews continue to show that the total compensation of the Company’s executive officers falls below the median level of total compensation of the peer group executive officers. The Company and the Compensation Committee intend to continue to work with a consultant to develop changes to the Company’s executive compensation program, when and if appropriate.

Compensation Policy and Overall Objectives

In order to attract, retain, and motivate superior executive talent, the Compensation Committee seeks to maintain compensation programs competitive with those provided by leading companies in the multi-unit restaurant business with similar size and business focus as the Company. The Compensation Committee has adopted a compensation strategy to provide: (1) base salaries which are competitive but not above the industry median, (2) median or above-median total annual cash opportunities, through incentives based on operating results, (3) above-median long-term incentives based on stock appreciation, and (4) other benefits for executives which are competitive but not above industry norms.

The primary components of the Company’s executive compensation package consist of base salary, annual incentive bonus awards, and stock option awards. In connection with making decisions with respect to executive compensation, the Compensation Committee has taken into account as one of the factors which it considers, the provisions of Section 162(m) of the Internal Revenue Code which limits the deductibility by the Company of certain categories of compensation in excess of $1,000,000 paid to certain executive officers. No executive officer's total compensation for the fiscal year ending August 31, 2005 exceeded the $1,000,000 deductibility cap.

Discussion of Compensation Components

Base Salary. In reviewing each executive officer’s base salary, the Compensation Committee takes into consideration the executive officer’s responsibilities and performance, salaries for comparable positions at other companies, and fairness issues relating to pay for other Company executives. In making salary recommendations or decisions, the Committee exercises its discretion and judgment based on those factors. The Committee does not apply any specific formula to determine the weight of each factor.

Incentive Bonus Awards. The Company has adopted an incentive bonus plan, which covers all of the Company’s executive officers, as well as other mid-level management personnel. Under the plan, the Compensation Committee measures the performance of the Company against an annual business plan prepared by management and reviewed and approved by the Board of Directors. Achievement of the earnings per share target set forth in the annual business plan may result in the payment of incentive payments equal to a percentage of the base salary of the covered officer (75% for Mr. Hudson, 50% for Messrs. McLain and Perry, and 40% for Messrs. Matlock and Vaughan). Under the plan, the Committee may award up to 50% of the incentive payments if the Company’s earnings per share equal 85% or more of the annual business plan earnings per share goal and may award up to 100% of the incentive payments as the percentage of earnings per share achieved increases from 85% to 100% of the goal. The plan also allows the Committee to increase the incentive payments ratably to the extent the Company exceeds the earnings per share target. However, the Committee has the discretion whether and in what amounts to award any incentive bonuses.

Stock Option Grants. The 2001 Sonic Corp. Stock Option Plan is a stock-based incentive compensation plan under which employees selected by the Compensation Committee may receive awards in the form of stock options. Historically, the Committee has awarded selected employees an annual grant of stock options to purchase a number of shares of common stock computed by (1) dividing the employee’s annual salary and bonus by the current market price of the common stock and (2) multiplying that amount by a factor ranging up to two. In addition, the Compensation Committee may grant special stock option awards to new members of management and to existing members of management who may have received a promotion or in other appropriate circumstances.

Compensation of Chief Executive Officer

Mr. Hudson has served as the Company’s Chairman of the Board since January 2000, and its Chief Executive Officer since April 1995. He served as President of the Company from April 1995 to January 2000 and reassumed the position of President in November 2004. On January 19, 2005, the Compensation Committee set Mr. Hudson’s annual compensation at $556,500 and made a discretionary grant to Mr. Hudson of options to purchase 10,000 shares of common stock pursuant to the terms of the 2001 Stock Option Plan.  The Committee considered the results of the most recent update of the Company’s independent compensation consultant regarding the range of compensation for the chief executive officers of the Company’s competitive peer group and set Mr. Hudson’s level of compensation below the median of that group. On April 6, 2005, the Compensation Committee granted Mr. Hudson options to purchase 30,051 shares of common stock, consistent with the standard annual formula for granting stock options described above. Effective November 10, 2005, the Compensation Committee approved the award of 96.5% of Mr. Hudson’s potential incentive bonus for the fiscal year ended August 31, 2005, pursuant to the terms of the Company’s incentive bonus plan, which percentage is consistent with the percentages approved for the other executive officers of the Company, after taking into account the performance of the Company for that year.

Respectfully submitted,

The Compensation Committee
/s/ Leonard Lieberman, Chairman
/s/ Michael J. Maples
/s/ Federico F. Peña

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation Committee are named above. None of these individuals has ever been an officer or employee of Sonic or any of its subsidiaries or had any relationship with Sonic requiring disclosure under Item 404 of Regulation S-K. No executive officer of Sonic has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of the Board of Directors or the Compensation Committee during fiscal year 2005.

REPORT OF AUDIT COMMITTEE

The Audit Committee is comprised of four directors and operates under a written charter, a copy of which is attached as Exhibit A to this proxy statement and is also available on the Company’s website (www.sonicdrivein.com). Each of the members of the Audit Committee meets the independence requirements of NASDAQ and the Sarbanes-Oxley Act of 2002. The Audit Committee held nine meetings in fiscal 2005. The meetings facilitated communication with senior management and employees, the internal auditors and Ernst & Young LLP, the Company’s independent registered public accounting firm (Ernst & Young). The Committee held discussions with the internal auditors and Ernst & Young both with and without management present, on the results of their examinations and the overall quality of the Company’s financial reporting and internal controls.

The Audit Committee has the sole authority to appoint or replace the independent registered public accounting firm, and is directly responsible for the oversight of the scope of its role and the determination of its compensation. The Audit Committee regularly evaluated the performance and independence of Ernst & Young and, in addition, reviewed and pre-approved all services provided by Ernst & Young during fiscal 2005.

As stated in the Audit Committee’s charter, the Audit Committee’s responsibility is one of oversight. It is the responsibility of the Company’s management to establish and maintain a system of internal control over financial reporting, to plan and conduct audits, and to prepare consolidated financial statements in accordance with generally accepted accounting principles. It is the responsibility of the Company’s independent registered public accounting firm to audit those financial statements. The Audit Committee does not provide any expert or other special assurance as to the Company’s financial statements or any expert or professional certification as to the work of the Company’s independent registered public accounting firm.

In fulfilling its responsibilities, the Audit Committee has met and held discussions with management and Ernst & Young regarding the fair and complete presentation of the Company’s financial results. The Audit Committee has discussed significant accounting policies applied by the Company in its financial statements, as well as alternative treatments. The Audit Committee has met to review and discuss the annual audited and quarterly consolidated financial statements for the Company for the 2005 fiscal year (including the disclosures contained in the Company’s 2005 Annual Report on Form 10-K and its 2005 Quarterly Reports on Form 10-Q, under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations”) with the Company’s management and Ernst & Young. The Audit Committee also reviewed and discussed with management, the internal auditors and Ernst & Young the reports required by Section 404 of the Sarbanes-Oxley Act of 2002, namely, management’s annual report on the Company’s internal control over financial reporting and Ernst & Young’s attestation report.

The Audit Committee has discussed with Ernst & Young the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees” (Codification of Statement on Auditing Standards, AU 380), as modified or supplemented. In addition, the Audit Committee has received the written disclosures and the letter from Ernst & Young required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” as modified or supplemented, and has discussed with Ernst and Young its independence from the Company and its management. The Audit Committee also has considered whether the provision of non-audit services by Ernst & Young is compatible with maintaining Ernst & Young’s independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for the Company for the fiscal year ended August 31, 2005 be included in the Company’s Annual Report on Form 10-K for the year ended August 31, 2005.

Respectfully submitted,

The Audit Committee
/s/ H. E. Rainbolt, Chairman
/s/ Margaret M. Blair
/s/ Frank E. Richardson
/s/ Robert M. Rosenberg

STOCK PERFORMANCE GRAPH

The following graph compares the cumulative total return on the Company’s common stock with the cumulative total returns on two published indices - the Total Return Index for The Nasdaq Stock Market (U.S. Companies) (“Nasdaq U.S. Stocks”) and the Index for Nasdaq Retail Trade Stocks (“Nasdaq Retail Stocks”). The graph assumes a $100 investment on August 31, 2000, in the Company’s common stock and in the stocks comprising the two identified indices. “Cumulative total return” means the appreciation in stock price, plus dividends paid, assuming the reinvestment of all dividends.

The following graph shall not constitute a document deemed incorporated by reference by any general statement incorporating this proxy statement by reference into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates the information by reference, and the graph shall not constitute information otherwise deemed filed under either of those acts.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Certain Beneficial Owners. The following table shows the total number and percentage of the outstanding shares of the Company’s voting common stock beneficially owned as of September 30, 2005, with respect to each person (including any “group” as used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) the Company knows to have beneficial ownership of more than 5% of the Company’s common stock. The Company computed the percentage ownership amounts in accordance with the provisions of Rule 13d-3(d), which includes as beneficially owned all shares of common stock which the person or group has the right to acquire within the next 60 days.

Beneficial Owner	Number of Shares	Percent[1]

FMR Corp.[2] 82 Devonshire Street Boston, Massachusetts 02109	8,037,320	13.9%

Earnest Partners, LLC [3] 75 Fourteenth Street, Suite 2300 Atlanta, Georgia 30309	4,337,358	7.5%

Capital Research & Management Company[4] 333 South Hope Street, 55th Floor Los Angeles, California 90071	3,470,400	6.0%
____________________

1Based on the number of outstanding shares of common stock on October 31, 2005.

 2Reflects shares beneficially owned by FMR Corp. (“FMR”) according to a 13F Holdings Report filed by FMR with the SEC on November 14, 2005, reflecting ownership of shares as of September 30, 2005. Based on the 13F Holdings Report, Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR, and FMR Co., Inc. have defined dispositive power over 7,903,325 shares, sole voting power over 12,850 shares and no voting power over 7,890,475 shares. Fidelity Management Trust Company (“Fidelity Management”), another wholly-owned subsidiary of FMR, has defined dispositive power over 133,995 shares, sole voting power over 65,720 shares and no voting power over 68,275 shares. According to a statement on Schedule 13G filed by FMR with the SEC on February 14, 2005, as of December 31, 2004, FMR, Mr. Edward C. Johnson 3d, Chairman of FMR, and Abigail R. Johnson, a Director of FMR, each has sole dispositive power over (and beneficially owned) 8,931,963 shares, representing (a) 8,507,410 shares beneficially owned by Fidelity as a result of its role as an investment advisor to various investment companies, one of which, Fidelity Low Priced Stock Fund, owned 6,150,000 shares and (b) 424,553 shares beneficially owned by Fidelity Management as a result of its role as an investment manager for certain institutional accounts. Fidelity and Fidelity Management have the same address as FMR.

3Reflects shares beneficially owned by Earnest Partners, LLC according to a 13F Holdings Report filed by Earnest Partners, LLC with the SEC on November 14, 2005, reflecting ownership of shares as of September 30, 2005. Based on the 13F Holdings Report, Earnest Partners, LLC has sole voting power over 1,556,570 shares, shared voting power over 1,216,594 shares, no voting power over 1,564,194 shares, and sole dispositive power over all 4,337,358 shares.

4Reflects shares beneficially owned by The Capital Group Companies, Inc. (“CGC”) according to a 13F Holdings Report filed by Capital Research and Management Company (“CRMC”) with the SEC on November 14, 2005, reflecting ownership of shares as of September 30, 2005. Based on the 13F Holdings Report, CGC has defined dispositive power and no voting power over 3,470,400 shares. CRMC is a wholly-owned subsidiary of CGC.

Management. The following table sets forth information obtained from our directors and executive officers as to their beneficial ownership of the Company’s voting common stock as of October 31, 2005. We computed the percentage ownership amounts in accordance with the provisions of Rule 13d-3(d), which rule includes as beneficially owned all shares of common stock which the person or group has the right to acquire pursuant to stock options exercisable within the next 60 days (“Currently Exercisable Options”). Unless indicated otherwise, each stockholder holds sole voting and investment power with regard to the shares of common stock.

Beneficial Owner	Number of Shares	Number of Currently Exercisable Options	Percent[1]

J. Clifford Hudson[2]	573,803	646,592	2.08%
W. Scott McLain[3]	1,659	238,374	[4]
Michael A. Perry [5]	21,673	58,226	[4]
Ronald L. Matlock[3]	5,556	254,550	[4]
Stephen C. Vaughan[6]	8,249	160,162	[4]
Margaret M. Blair	10,577	32,875	[4]
Leonard Lieberman	39,802	67,500	[4]
Michael J. Maples[7]	0	0	[4]
Pattye L. Moore	147,266	0	[4]
Federico F. Peña	774	52,875	[4]
H. E. Rainbolt	79,312	109,688	[4]
Frank E. Richardson[8]	1,381,886	67,500	2.44%
Robert M. Rosenberg	81,020	39,000	[4]
Directors and executive officers as a group (17) [9]	2,358,158	1,841,389	6.75%
____________________

1Pursuant to Rule 13(d)(3), the Company includes the shares of common stock underlying the Currently Exercisable Options as outstanding for the purposes of computing the percentage ownership of the person or group holding those options but not for the purposes of computing the percentage ownership of any other person.

2Includes (a) 157,266 shares of common stock held by Mr. Hudson in trust for himself, (b) 343,664 shares of common stock held by Mr. Hudson’s wife in trust for herself (of which Mr. Hudson disclaims beneficial ownership), and (c) 72,873 shares of common stock held by Mr. Hudson in trust for his two children (of which Mr. Hudson disclaims beneficial ownership).

3All of such shares are held in the Company's 401(k) plan.

4Represents less than 1% of the Company’s outstanding shares.

5Includes 3,081 shares held for Mr. Perry in the Company’s 401(k) plan and 2,860 shares held in the Company’s employee stock purchase plan.

6Includes 3,966 shares held for Mr. Vaughan in the Company’s employee stock purchase plan.

7Mr. Maples purchased 10,000 shares on November 14, 2005.

8Includes 1,500 shares of common stock held by Mr. Richardson’s wife (of which Mr. Richardson disclaims beneficial ownership) and 6,100 shares of common stock held by Mr. Richardson as custodian for his children (of which Mr. Richardson disclaims beneficial ownership).

9Includes (a) 11,527 shares of common stock held for certain executive officers in the Company’s 401(k) plan and (b) 8,777 shares held for certain executive officers in the Company’s employee stock purchase plan.

Changes in Control. We do not know of any arrangements (including the pledge by any person of securities of the Company), the operation of which may result at a subsequent date in a change in control of the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based upon a review of the original and amended Forms 3, 4, and 5 furnished to the Company during its last fiscal year, we do not know of any person who failed to file on a timely basis any reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended, except one Form 4 by Mr. Hudson which, due to administrative error, was filed within two business days after the requisite two business day period, and one Form 4 by Mr. Rosenberg which was filed late relating to the disposition of 645 shares held in trust for Mr. Rosenberg’s son.

OTHER MATTERS

The Board of Directors knows of no other matters which may come before the annual meeting. If any other business properly comes before the meeting, the persons named in the proxy will vote with respect to that matter in accordance with their best judgment.

2005 ANNUAL REPORT AND FORM 10-K

A copy of the 2005 Annual Report to Stockholders accompanies this Proxy Statement. The Company’s Annual Report on Form 10-K for the year ended August 31, 2005, as filed with the Securities and Exchange Commission, contains detailed information concerning the Company and its operations which is not included in the 2005 Annual Report. A copy of the 2005 Form 10-K will be furnished to each stockholder without charge upon request in writing to: Ronald L. Matlock, Secretary, Sonic Corp., 300 Johnny Bench Drive, Oklahoma City, OK 73104. The 2005 Form 10-K is also available at the Company’s website at www.sonicdrivein.com.

Only one proxy statement and annual report may be delivered to multiple stockholders sharing an address, unless the Company receives contrary instructions from one or more of the stockholders. Any stockholder at a shared address to which a single copy of the proxy statement and annual report have been sent who would like a separate copy of this proxy statement and annual report or future proxy statements and annual reports may make a written or oral request to Ronald L. Matlock, Secretary, Sonic Corp., 300 Johnny Bench Drive, Oklahoma City, OK 73104 or by telephone at (405) 225-5000. Similarly, requests may be made for delivery of a single copy of a proxy statement and annual report to be delivered to an address where multiple stockholders are currently receiving multiple copies of proxy statements and annual reports.

EXHIBIT A

SONIC CORP.

AUDIT COMMITTEE CHARTER

(Amended and Restated - November 15, 2002)

Purpose

The Audit Committee (the “Committee”) is established by the Board of Directors for the purpose of overseeing the accounting and financial reporting processes of the Company and audits of the financial statements of the Company.

The Committee is responsible for assisting the Board’s oversight of (1) the quality and integrity of the Company’s financial statements and related disclosure, (2) the Company’s compliance with legal and regulatory requirements, (3) the independent auditor’s qualifications and independence, (4) the performance of the Company’s internal audit function and independent auditors and (5) related-party transactions.

This Charter amends and replaces the Audit Committee Charter originally adopted by the Board on April 25, 2000.

Composition

1.
Members. The Committee shall consist of as many members as the Board shall determine, but in any event not fewer than three members. The members of the Committee shall be appointed annually by the Board.

2.
Qualifications. Each member of the Committee shall meet all applicable independence, financial literacy and other requirements of law and the Nasdaq Stock Market, Inc. (“Nasdaq”), or the rules of any other exchange on which the Company’s shares may be traded. Each member of the Committee shall be able to read and understand financial statements. In addition, at least one member of the Committee must meet the applicable Securities and Exchange Commission (“SEC”) and Nasdaq definitions of “financial expert” as may become applicable. Each member of the Committee is prohibited from owning or controlling 20 percent or more of the Company’s voting securities, or such lower number as may be established by applicable law. No member of the Committee will receive any compensation from the Company except for Board or Committee service.

3.	Chair. The Chair of the Committee shall be appointed by the Board.

4.	Removal and Replacement. The members of the Committee may be removed or replaced, and any vacancies on the Committee shall be filled, by the Board.

Operations

1.
Meetings. The Chair of the Committee, in consultation with the Committee members, shall determine the schedule and frequency of the Committee meetings, provided that the Committee shall meet at least four times per year and as more frequently as circumstances require. The Committee shall have the opportunity to meet with the independent auditors without members of management present at each regularly scheduled meeting of the Committee, and may meet periodically, with other members of management, the general counsel and the internal auditor, upon request.

2.
Agenda. The Chair of the Committee shall develop and set the Committee’s agenda, in consultation with other members of the Committee, the Board and management. The agenda and information concerning the business to be conducted at each Committee meeting shall be communicated to the members of the Committee in advance.

3.	Report to Board. The Committee shall report regularly to the entire Board and shall maintain the minutes of its meetings with the corporate records of the Company.

4.
Self-Evaluation; Assessment of Charter. The Committee shall conduct an annual performance self-evaluation and shall report to the entire Board the results of the self-evaluation. The Committee shall assess the adequacy of this Charter periodically and recommend any changes to the Board.

5.
Continuing Education. The Company is responsible for providing the Committee with educational resources relating to accounting principles and procedures, current accounting topics pertinent to the Company and other materials as requested by the Committee. The Company shall assist the Committee in maintaining appropriate financial literacy.

Authority and Duties

Independent Auditor’s Qualifications and Independence

1.
Authority to Appoint Independent Auditor. The Committee has the sole authority to appoint, determine funding for, oversee and, where applicable, replace the independent auditor employed by the Company to audit its financial statements. The Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board and the Committee, as representatives of the Company’s shareholders.

2.
Approval of Non-Audit Services. The Committee has the sole authority to approve in advance any non-audit services permissible under applicable law to be provided by the independent auditor. The Committee shall review with the lead audit partner whether any of the senior audit team members receive any discretionary compensation from the audit firm with respect to non-audit services performed by the independent auditor.

3.
Evaluation of Independent Auditor. The Committee shall obtain and review with the lead audit partner, annually or more frequently as the Committee considers appropriate, a report by the independent auditor describing: the independent auditor’s internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditor, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting independent audits carried out by the independent auditor, and any steps taken to deal with these issues; and (to assess the independent auditor’s independence) all relationships between the independent auditor and the Company. The Committee shall assure the regular rotation of the lead audit partner every five years.

4.	Evaluation of Senior Members of Audit Team. The Committee shall review the experience, qualifications and performance of the senior members of the independent auditor team.

5.
Approval of Employment of Members of Independent Auditors. The Committee shall approve in advance the hiring of any person who is an employee or was a former employee of the independent auditor during the preceding three fiscal years.

Related Party Transactions

6.	Approval of Related Party Policies. The Committee shall review and approve policies and procedures with respect to proposed transactions between the Company and related-parties.

7.	Approval of Related Party Transactions. The Committee shall review and approve in advance all such related-party transactions.

Financial Statements and Related Disclosure

8.
Review of Financial Statements. The Committee shall review the annual audited financial statements and quarterly financial statements with management and the independent auditor, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, before the filing with the SEC of the Company’s Form 10-K and furnishing of interim reports on Form 10-Q. The review by the Committee shall include their judgment about the quality, not just the acceptability of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements.

9.	Report of Audit Committee. The Committee shall also prepare its report to be included in the Company’s annual proxy statement as required by SEC regulations.

10.
Review of Earnings Press Releases. The Committee (or a Committee designee) shall review the information to be included in management earnings press releases before they are issued. The Committee shall review generally with management the nature of the financial information and earnings guidance provided to analysts and rating agencies.

11.
Review of Policies and Practices. The Committee shall review with the independent auditor: (a) all critical accounting policies and practices to be used by the Company in preparing its financial statements, (b) all alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of these alternative disclosures and treatments, and the treatment preferred by the independent auditor, and (c) other material communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences. In addition, the Committee shall review with the independent auditor any audit problems or difficulties and management’s response.

12.
Review of Disclosure Controls. The Committee shall review with management, and any outside professionals as the Committee considers appropriate, the effectiveness of the Company’s disclosure controls and procedures.

13.
Review of Financial Reporting Practices. The Committee shall review with management, and any outside professionals as the Committee considers appropriate, important trends and developments in financial reporting practices and requirements and their effect on the Company’s financial statements.

Performance of the Internal Audit Function and Independent Auditors

14.
Review of Proposed Audit Process. The Committee shall review with management, the internal auditor and the independent auditor, the scope, planning and staffing of the proposed audit for the current year.

15.
Review of Internal Audit Department. The Committee shall periodically review the internal audit department’s organization, responsibilities, plans, results, budget and staffing. In addition, management shall consult with the Committee on the appointment, replacement, reassignment or dismissal of the principal internal auditor.

16.
Review of Internal Controls. The Committee shall review with management, the internal auditor and the independent auditor, the quality, adequacy and effectiveness of the Company’s internal controls and any significant deficiencies or material weaknesses in internal controls.

17.	Review of Risk Management. The Committee shall periodically review the Company’s policies with respect to risk assessment and risk management.

Compliance with Legal and Regulatory Requirements

18.
Review of Legal Matters. The Committee shall periodically review with management, and any internal or external counsel as the Committee considers appropriate, any legal matters (including the status of pending litigation) that may have a material impact on the Company, and any material reports or inquiries from regulatory or governmental agencies.

19.
Reporting of Complaints. The Committee shall establish procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, auditing matters or potential violations of law, and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters or potential violations of law.

20.
Compliance Reports. The Committee shall obtain reports from management, the internal auditor and the independent auditor regarding compliance with all applicable material legal and regulatory requirements, including the United States Foreign Corrupt Practices Act.

21.
Retention of Advisors. In discharging its oversight role, the Committee shall have access to all Company books, records, facilities and personnel. The Committee may engage and determine funding for independent external counsel or other advisors, in its sole discretion.

The foregoing list of duties is not exhaustive, and the Committee may, in addition, perform such other functions as may be necessary or appropriate for the performance of its oversight function. The Committee shall have the power to delegate its authority and duties to subcommittees or individual members of the Committee, as it deems appropriate.

Clarification of Audit Committee’s Role

The Committee’s responsibility is to provide assistance to the Board in fulfilling its oversight responsibility to the shareholders relating to the Company’s financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function and the annual independent audit of the Company’s financial statements. It is the responsibility of the Company’s management to prepare the consolidated financial statements in accordance with applicable law and regulations and of the Company’s independent auditor to audit those financial statements. In discharging its oversight role, each member of the Committee shall be entitled to rely, to the fullest extent permitted by law, on the integrity of those persons and organizations within and outside the Company from whom he or she receives information, and the accuracy of the financial and other information provided to the Committee by such persons or organizations.

The Board believes the Committee’s policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The Committee should take the appropriate actions to set the overall corporate “tone” for quality financial reporting, sound business risk practices, and ethical behavior.

EXHIBIT B

SONIC CORP.

2006 LONG-TERM INCENTIVE PLAN

ARTICLE 1
PURPOSE

1.1  GENERAL. The purpose of the Sonic Corp. 2006 Long-Term Incentive Plan (the “Plan”) is to promote the success, and enhance the value, of Sonic Corp., a Delaware corporation (the “Corporation”), by linking the personal interests of its employees, officers and directors to those of Corporation shareholders and by providing such persons with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Corporation in its ability to motivate, attract and retain the services of employees, officers and directors upon whose judgment, interest and special effort the successful conduct of the Corporation’s operation is largely dependent. Accordingly, the Plan permits the grant of incentive awards from time to time to selected employees and officers and directors.

The Plan is intended to replace the 2001 Sonic Corp. Stock Option Plan and the 2001 Sonic Corp. Directors’ Stock Option Plan and upon the Effective Date (as defined below), no further awards shall be granted under such plans.

ARTICLE 2
EFFECTIVE DATE

2.1  EFFECTIVE DATE. The Plan shall be effective as of the date upon which it shall be approved by the Board and the shareholders of the Corporation (the “Effective Date”). In the discretion of the Committee, Awards may be made to Covered Employees which are intended to constitute qualified performance-based compensation under Section 162(m) of the Code.

ARTICLE 3
DEFINITIONS

3.1  DEFINITIONS. When a word or phrase appears in the Plan with the initial letter capitalized, and the word or phrase does not commence a sentence and is not otherwise defined in the Plan, the word or phrase shall generally be given the meaning ascribed to it in this Section 3.1. The following words and phrases shall have the following meanings:

(a)  “1933 Act” means the Securities Act of 1933, as amended from time to time.

(b)  “1934 Act” means the Securities Exchange Act of 1934, as amended from time to time.

(c)  “Affiliate” means any Parent or Subsidiary and any person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Corporation.

(d)  “Award” means any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Performance Share Award, Performance Share Unit Award, Dividend Equivalent Award or Other Stock-Based Award, or any other right or interest relating to Stock or cash, granted to a Participant under the Plan.

(e)  “Award Agreement” means any written agreement, contract or other instrument or document evidencing an Award.

(f)  “Board” means the Board of Directors of the Corporation, as constituted from time to time.

(g)  “Cause” as a reason for a Participant’s termination of employment or service shall have the meaning assigned such term in the employment agreement, if any, between such Participant and the Corporation or an Affiliate, provided, however, that if there is no such employment agreement in which such term is defined, “Cause” shall mean any of the following acts by the Participant, as determined by the Board: gross neglect of duty, prolonged absence from duty without the consent of the Corporation, intentionally engaging in any activity that is in conflict with or adverse to the business or other interests of the Corporation, or willful misconduct, misfeasance or malfeasance of duty which is reasonably determined to be detrimental to the Corporation.

(h)  “Change of Control” means and includes the occurrence of any one of the following events:

(i)  individuals who, at the Effective Date, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director after the Effective Date and whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Corporation in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Corporation as a result of an actual or threatened election contest (as described in Rule 14a-11 under the 1934 Act (“Election Contest”)) or other actual or threatened solicitation of proxies or consents by or on behalf of any “person” (as such term is defined in Section 3(a)(9) of the 1934 Act and as used in Section 13(d)(3) and 14(d)(2) of the 1934 Act) other than the Board (“Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest, shall be deemed an Incumbent Director;

(ii)  any person becomes a “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of securities of the Corporation representing 20% or more of the combined voting power of the Corporation’s then outstanding securities eligible to vote for the election of the Board (the “Corporation Voting Securities”); or

(iii)  the consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Corporation that requires the approval of the Corporation’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Reorganization”), or the sale or other disposition of all or substantially all of the Corporation’s assets to an entity that is not an Affiliate (a “Sale”), unless immediately following such Reorganization or Sale: (A) more than 50% of the total voting power of (x) the corporation resulting from such Reorganization or the corporation which has acquired all or substantially all of the assets of the Corporation (in either case, the “Surviving Corporation”) or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by the Corporation Voting Securities that were outstanding immediately prior to such Reorganization or Sale (or, if applicable, is represented by shares into which such Corporation Voting Securities were converted pursuant to such Reorganization or Sale), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Corporation Voting Securities among the holders thereof immediately prior to the Reorganization or Sale, (B) no person (other than (x) the Corporation, or (y) any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation is the beneficial owner, directly or indirectly, of 20% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (C) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Reorganization or Sale were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Reorganization or Sale (any

Reorganization or Sale which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a “Non-Qualifying Transaction”);

provided, however, that under no circumstances shall a split-off, spin-off, stock dividend or similar transaction as a result of which the voting securities of the Corporation are distributed to shareholders of the Corporation or its successors constitute a Change of Control.  Notwithstanding the foregoing, with respect to an Award that is subject to Section 409A, and the payment or settlement of which is to be accelerated in connection with an event that would otherwise constitute a Change of Control, no event set forth in the definition of “Change of Control” will constitute a Change of Control for purposes of the Plan or any Award Agreement unless such event also constitutes a “change in the ownership”, “change in the effective control” or “change in the ownership of a substantial portion of the assets” of the Corporation as defined under Section 409A.

(i)  “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

(j)  “Committee” means, subject to the last sentence of Section 4.1, the committee of the Board described in Article 4.

(k)  “Covered Employee” means a covered employee as defined in Section 162(m)(3) of the Code.

(l)  “Disability” has the meaning ascribed under the long-term disability plan applicable to the Participant. Notwithstanding the above, (i) with respect to an Incentive Stock Option, Disability shall mean Permanent and Total Disability as defined in Section 22(e)(3) of the Code and (ii) to the extent an Award is subject to Section 409A, and payment or settlement of the Award is to be accelerated solely as a result of the Participant’s Disability, Disability shall have the meaning ascribed thereto under Section 409A.

(m)  “Dividend Equivalent” means a right granted to a Participant under Article 11.

(n)  “Effective Date” has the meaning assigned such term in Section 2.1.

(o)  “Eligible Individual” has the meaning assigned to such term in Section 6.1.

(p)  “Fair Market Value”, on any date, means, with respect to a share of Stock, (i) if the Stock is listed on a securities exchange or is traded over the Nasdaq National Market, the closing sales price on such exchange or over such system on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported or (ii) if the Stock is not listed on a securities exchange or traded over the Nasdaq National Market, Fair Market Value will be determined by such other method as the Committee determines in good faith to be reasonable.

(q)  “Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

(r)  “Maximum Number” has the meaning assigned to such term in Section 5.1.

(s)  “Non-Employee Director” means a member of the Board who is not an employee of the Corporation or any Parent or Affiliate.

(t)  “Non-Qualified Stock Option” means an Option that is not an Incentive Stock Option.

(u)  “Option” means a right granted to a Participant under Article 7 to purchase Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

(v)  “Other Stock-Based Award” means a right, granted to a Participant under Article 12 that relates to or is valued by reference to Stock or other Awards relating to Stock.

(w)  “Parent” means a corporation which owns or beneficially owns a majority of the outstanding voting stock or voting power of the Corporation. Notwithstanding the above, with respect to an Incentive Stock Option, Parent shall have the meaning set forth in Section 424(e) of the Code.

(x)  “Participant” means a person who, as an employee, officer or director of the Corporation or any Parent, Subsidiary or Affiliate, has been granted an Award under the Plan.

(y)  “Performance Period” means the period established by the Committee and set forth in the applicable Award Agreement over which Performance Targets are measured.

(z)  “Performance Target” means the performance targets established by the Committee and set forth in the applicable Award Agreement.

(aa)  “Performance Share Award” means Stock granted to a Participant under Article 9 that is subject to certain restrictions and to risk of forfeiture upon failure to achieve Performance Targets.

(bb)  “Performance Share Unit Award” means a right granted to a Participant under Article 9, to receive cash, Stock, or other property in the future that is subject to certain restrictions and to risk of forfeiture upon failure to achieve Performance Targets.

(cc)  “Restricted Stock Award” means Stock granted to a Participant under Article 10 that is subject to certain restrictions and to risk of forfeiture.

(dd)  “Restricted Stock Unit Award” means a right granted to a Participant under Article 10, to receive cash, Stock, or other Awards in the future that is subject to certain restrictions and to risk of forfeiture.

(ee)  “Section 409A” means Section 409A of the Internal Revenue Code of 1986, as amended, and the rules, regulations and guidance issued thereunder.

(ff)  “Stock” means the $.01 par value common stock of the Corporation and such other securities of the Corporation as may be substituted for Stock pursuant to Article 14.

(gg)  “Stock Appreciation Right” or “SAR” means a right granted to a Participant under Article 8 to receive a payment equal to the difference between the Fair Market Value of a share of Stock as of the date of exercise of the SAR over the grant price of the SAR, all as determined pursuant to Article 8.

(hh)  “Subsidiary” means any corporation, limited liability company, partnership or other entity of which a majority of the outstanding voting equity securities or voting power is beneficially owned directly or indirectly by the Corporation. Notwithstanding the above, with respect to an Incentive Stock Option, Subsidiary shall have the meaning set forth in Section 424(f) of the Code.

(ii)  “Target Number” means the target number of shares of Stock established by the Committee and set forth in the applicable Award Agreement.

ARTICLE 4
ADMINISTRATION

4.1  COMMITTEE. The Plan shall be administered by a committee (the “Committee”) appointed by the Board (which Committee shall consist of two or more directors) or, at the discretion of the Board from time to time, the Plan may be administered by the Board. It is intended that the directors appointed to serve on the Committee shall be “non-employee directors” (within the meaning of Rule 16b-3 promulgated under the 1934 Act)

and “outside directors” (within the meaning of Section 162(m) of the Code) to the extent that Rule 16b-3 and, if necessary for relief from the limitation under Section 162(m) of the Code and such relief is sought by the Corporation, Section 162(m) of the Code, respectively, are applicable. However, the mere fact that a Committee member shall fail to qualify under either of the foregoing requirements shall not invalidate any Award made by the Committee, which Award is otherwise validly made under the Plan. The members of the Committee shall be appointed by, and may be changed at any time and from time to time in the discretion of, the Board. During any time that the Board is acting as administrator of the Plan, it shall have all the powers of the Committee hereunder, and any reference herein to the Committee (other than in this Section 4.1) shall include the Board.

4.2  ACTION BY THE COMMITTEE. For purposes of administering the Plan, the following rules of procedure shall govern the Committee. A majority of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present, and acts approved unanimously in writing by the members of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Corporation or any Parent or Affiliate, the Corporation’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Corporation to assist in the administration of the Plan.

4.3  AUTHORITY OF COMMITTEE. Except as provided below, the Committee has the exclusive power, authority and discretion to:

(a)  Designate Participants;

(b)  Determine the type or types of Awards to be granted to each Participant;

(c)  Determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate;

(d)  Determine the terms and conditions of any Award granted under the Plan, including, but not limited to, the exercise price, grant price or purchase price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, any effect of a Participant’s termination of employment with the Corporation or a Parent or Subsidiary, and accelerations or waivers thereof, based in each case on such considerations as the Committee in its sole discretion determines;

(e)  Accelerate the vesting or lapse of restrictions of any outstanding Award, based in each case on such considerations as the Committee in its sole discretion determines;

(f)  Determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards or other property, or an Award may be canceled, forfeited or surrendered;

(g)  Prescribe the form of each Award Agreement, which need not be identical for each Participant;

(h)  Decide all other matters that must be determined in connection with an Award;

(i)  Establish, adopt or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

(j)  Make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan;

(k)  Construe and interpret any Award Agreement delivered under the Plan;

(l)  Make factual determinations in connection with the administration or interpretation of the Plan;

(m)  Employ such legal counsel, independent auditors and consultants as it deems desirable for the administration of the Plan and to rely upon any opinion or computation received therefrom;

(n)  Vary the terms of Awards to take account of tax, securities law and other regulatory requirements of foreign jurisdictions or to procure favorable tax treatment for Participants; and

(o)  Amend the Plan or any Award Agreement as provided herein.

4.4  DELEGATION OF AUTHORITY. To the extent not prohibited by applicable laws, rules and regulations, the Board or the Committee may, from time to time, delegate some or all of its authority under the Plan to a subcommittee or subcommittees thereof or to one or more directors or executive officers of the Corporation as it deems appropriate under such conditions or limitations as it may set at the time of such delegation or thereafter, except that neither the Board nor the Committee may delegate its authority pursuant to Article 15 to amend the Plan. For purposes of the Plan, references to the Committee shall be deemed to refer to any subcommittee, subcommittees, directors or executive officers to whom the Board or the Committee delegates authority pursuant to this Section 4.4.

4.5  DECISIONS BINDING. The Committee’s interpretation of the Plan, any Awards granted under the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding and conclusive on all parties.

ARTICLE 5
SHARES SUBJECT TO THE PLAN

5.1  NUMBER OF SHARES. Subject to adjustment as provided in Section 14.1, the aggregate number of shares of Stock reserved and available for Awards or which may be used to provide a basis of measurement for or to determine the value of an Award (such as with a Stock Appreciation Right or Performance Share Award) shall be 4,500,000 shares (the “Maximum Number”). Not more than the Maximum Number of shares of Stock shall be granted in the form of Incentive Stock Options.

5.2  PLAN SUB-LIMITS. Subject to adjustment as provided in Section 14.1, the maximum aggregate number of shares of Stock that may be issued in conjunction with (i) Restricted Stock Awards, unrestricted shares of Stock, Performance Share Awards, and Dividend Equivalents, and (ii) Restricted Stock Unit Awards, Performance Share Unit Awards and Other Awards but only if such Awards are paid or settled in shares of Stock, is 1,000,000 shares.

5.4  LAPSED AWARDS. To the fullest extent permissible under Rule 16b-3 under the 1934 Act and Section 422 of the Code and any other applicable laws, rules and regulations, (i) if an Award is canceled, terminates, expires, is forfeited or lapses for any reason without having been exercised or settled, any shares of Stock subject to the Award will be added back into the Maximum Number and will again be available for the grant of an Award under the Plan and (ii) shares of Stock subject to SARs or other Awards settled in cash shall be added back into the Maximum Number and will be available for the grant of an Award under the Plan.

5.5  LIMITED DURATION OF CERTAIN RULES. Any rule set forth in Section 5.2 that is considered a “formula” under the rules of the NASDAQ Stock Market applicable to the Corporation shall expire on and not be applied after the tenth anniversary of the date on which the Plan is approved by the Corporation’s stockholders. The expiration of any such rule shall not affect any calculation of shares of Stock available for delivery under the Plan that was made while the rule was in effect.

5.6  STOCK DISTRIBUTED. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

5.7  LIMITATION ON AWARDS. Notwithstanding any provision in the Plan to the contrary (but subject to adjustment as provided in Section 14.1), the maximum number of shares of Stock that may be issued in respect of, or used to provide a basis of measurement for or to determine the value of, one or more Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Unit Awards, Performance Share Awards, Performance Share Unit Awards, Dividend Equivalent Awards or Other Stock-Based Awards (regardless of whether such Awards are settled in cash, Stock or a combination thereof) granted during any one calendar year under the Plan to any one Participant shall be 150,000 (all of which may be granted as Incentive Stock Options). The maximum amount of one or more Awards denominated in cash that may be received by any one Participant during any one calendar year under the Plan shall be $1,000,000.

ARTICLE 6
ELIGIBILITY

6.1  GENERAL. Awards may be granted only to individuals who are employees, officers or directors of the Corporation or a Parent or Subsidiary (each, an “Eligible Individual”). Under the Plan, references to “employment” or “employed” include the service of Participants who are Non-Employee Directors.

ARTICLE 7
STOCK OPTIONS

7.1  GENERAL. The Committee is authorized to grant Options to Eligible Individuals on the following terms and conditions:

(a)  EXERCISE PRICE. The exercise price per share of Stock under an Option shall be determined by the Committee at the time of the grant but in no event shall the exercise price be less than 100% of the Fair Market Value of a share of Stock on the date of grant.

(b)  TIME AND CONDITIONS OF EXERCISE. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, subject to Section 7.1(e). The Committee also shall determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised. The Committee may waive any exercise provisions at any time in whole or in part based upon factors as the Committee may determine in its sole discretion so that the Option becomes exerciseable at an earlier date.

(c)  PAYMENT. Unless otherwise determined by the Committee, the exercise price of an Option may be paid (i) in cash, (ii) by actual delivery or attestation to ownership of freely transferable shares of stock already owned; provided, however, that to the extent required by applicable accounting rules, such shares shall have been held by the Participant for at least six months, (iii) by a combination of cash and shares of Stock equal in value to the exercise price, (iv) through net share settlement or a similar procedure involving the withholding of shares of Stock subject to the Option with a value equal to the exercise price or (v) by such other means as the Committee, in its discretion, may authorize. In accordance with the rules and procedures authorized by the Committee for this purpose, an Option may also be exercised through a “cashless exercise” procedure authorized by the Committee that permits Participants to exercise Options by delivering a properly executed exercise notice to the Corporation together with a copy of irrevocable instructions to a broker to deliver promptly to the Corporation the amount of sale or loan proceeds necessary to pay the exercise price and the amount of any required tax or other withholding obligations.

(d)  EVIDENCE OF GRANT. All Options shall be evidenced by an Award Agreement between the Corporation and the Participant. The Award Agreement shall include such provisions not inconsistent with the Plan as may be specified by the Committee.

(e)  EXERCISE TERM. In no event may any Option be exercisable for more than ten years from the date of its grant.

7.2  INCENTIVE STOCK OPTIONS. The terms of any Incentive Stock Options granted under the Plan must comply with the following additional rules:

(a)  LAPSE OF OPTION. An Incentive Stock Option shall lapse under the earliest of the following circumstances; provided, however, that the Committee may, prior to the lapse of the Incentive Stock Option under the circumstances described in paragraphs (3), (4) and (5) below, provide in writing that the Option will extend until a later date, but if an Option is exercised after the dates specified in paragraphs (3), (4) and (5) below, it will automatically become a Non-Qualified Stock Option:

(1)  The Incentive Stock Option shall lapse as of the option expiration date set forth in the Award Agreement.

(2)  The Incentive Stock Option shall lapse ten years after it is granted, unless an earlier time is set in the Award Agreement.

(3)  If the Participant terminates employment for any reason other than as provided in paragraph (4) or (5) below, the Incentive Stock Option shall lapse, unless it is previously exercised, three months after the Participant’s termination of employment; provided, however, that if the Participant’s employment is terminated by the Corporation for Cause, the Incentive Stock Option shall (to the extent not previously exercised) lapse immediately.

(4)  If the Participant terminates employment by reason of his Disability, the Incentive Stock Option shall lapse, unless it is previously exercised, one year after the Participant’s termination of employment.

(5)  If the Participant dies while employed, or during the three-month period described in paragraph (3) or during the one-year period described in paragraph (4) and before the Option otherwise lapses, the Option shall lapse one year after the Participant’s death. Upon the Participant’s death, any exercisable Incentive Stock Options may be exercised by the Participant’s beneficiary, determined in accordance with Section 13.5.

Unless the exercisability of the Incentive Stock Option is accelerated as provided in Article 13, if a Participant exercises an Option after termination of employment, the Option may be exercised only with respect to the shares that were otherwise vested on the Participant’s termination of employment.

(b)  INDIVIDUAL DOLLAR LIMITATION. The aggregate Fair Market Value (determined as of the time an Award is made) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000.

(c)  TEN PERCENT OWNERS. No Incentive Stock Option shall be granted to any individual who, at the date of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Corporation or any Parent or Affiliate unless the exercise price per share of such Option is at least 110% of the Fair Market Value per share of Stock at the date of grant and the Option expires no later than five years after the date of grant.

(d)  EXPIRATION OF INCENTIVE STOCK OPTIONS. No Award of an Incentive Stock Option may be made pursuant to the Plan after the day immediately prior to the tenth anniversary of the Effective Date.

(e)  RIGHT TO EXERCISE. During a Participant’s lifetime, an Incentive Stock Option may be exercised only by the Participant or, in the case of the Participant’s Disability, by the Participant’s guardian or legal representative.

(f)  DIRECTORS. The Committee may not grant an Incentive Stock Option to a Non-Employee Director. The Committee may grant an Incentive Stock Option to a director who is also an employee of the Corporation or any Parent or Affiliate but only in that individual’s position as an employee and not as a director.

7.3  NO REPRICING OF OPTIONS. The Committee may not “reprice” any Option. “Reprice” means any of the following or any other action that has the same effect: (i) amending an Option to reduce its exercise price, (ii) canceling an Option at a time when its exercise price exceeds the Fair Market Value of a share of Stock in exchange for an Option, Restricted Stock Award or other equity award unless the cancellation and exchange occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction, or (iii) taking any other action that is treated as a repricing under GAAP, provided that nothing in this Section 7.3 shall prevent the Committee from making adjustments pursuant to Section 14.1.

ARTICLE 8
STOCK APPRECIATION RIGHTS

8.1  GRANT OF STOCK APPRECIATION RIGHTS. The Committee is authorized to grant Stock Appreciation Rights to Participants on the following terms and conditions:

(a)  RIGHT TO PAYMENT. Upon the exercise of a Stock Appreciation Right, the Participant to whom it is granted has the right to receive the excess, if any, of:

(1)  The Fair Market Value of one share of Stock on the date of exercise; over

(2)  The grant price of the Stock Appreciation Right as determined by the Committee, which shall not be less than the Fair Market Value of one share of Stock on the date of grant.

(b)  OTHER TERMS. All awards of Stock Appreciation Rights shall be evidenced by an Award Agreement. The terms, methods of exercise, methods of settlement, form of consideration payable in settlement, and any other terms and conditions of any Stock Appreciation Right shall be determined by the Committee at the time of the grant of the Award and shall be reflected in the Award Agreement, provided that each Stock Appreciation Right shall lapse ten years after it is granted, unless an earlier time is set in the Award Agreement.

ARTICLE 9
PERFORMANCE SHARE AWARDS AND
PERFORMANCE SHARE UNIT AWARDS

9.1  PERFORMANCE SHARE AWARDS. The Committee is authorized to grant Performance Share Awards to Participants on such terms and conditions as may be selected by the Committee. The Committee shall have the complete discretion to determine the number of Performance Share Awards granted to each Participant, subject to Section 5.7. All Performance Share Awards shall be evidenced by an Award Agreement. A grant of a Performance Share Award shall consist of a Target Number of shares of Stock granted to an Eligible Individual subject to risk of forfeiture for failure to achieve the Performance Targets and subject to the terms, conditions and restrictions set forth in the Plan and the applicable Award Agreement. The Performance Targets will be evaluated at the end of the applicable Performance Period and a Participant may receive more or less than the Target Number of shares of Stock subject to a Performance Share Award, subject to Section 5.7, depending on the extent to which the Performance Targets and other terms and conditions to payment are met over the Performance Period.

9.2  PERFORMANCE SHARE UNIT AWARDS. The Committee is authorized to grant Performance Share Unit Awards to Participants on such terms and conditions as may be selected by the Committee. The Committee shall have the complete discretion to determine the number of Performance Share Unit Awards granted to each Participant, subject to Section 5.7. All Performance Share Unit Awards shall be evidenced by an Award Agreement. A Performance Stock Unit Award shall entitle a Participant to receive, subject to the terms, conditions and restrictions set forth in the Plan and established by the Committee in connection with the Award and specified in the applicable Award Agreement, a Target Number of shares of Stock based upon the achievement of Performance

Targets over the applicable Performance Period. Performance Share Unit Awards may be payable in cash, Stock or other property, as determined by the Committee and reflected in the Award Agreement. The Performance Targets will be evaluated at the end of the applicable Performance Period and a Participant may receive more or less than the Target Number of shares of Stock subject to a Performance Share Unit Award, subject to Section 5.7, depending on the extent to which the Performance Targets and other terms and conditions to payment are met over the Performance Period.

ARTICLE 10
RESTRICTED STOCK AWARDS AND
RESTRICTED STOCK UNIT AWARDS

10.1  RESTRICTED STOCK AWARDS.

(a)  GRANT. The Committee is authorized to grant Restricted Stock Awards to Participants in such amounts and subject to such terms and conditions as may be selected by the Committee. All Restricted Stock Awards shall be evidenced by an Award Agreement. A Restricted Stock Award shall consist of one or more shares of Stock granted to an Eligible Individual, and shall be subject to the terms, conditions and restrictions set forth in the Plan and established by the Committee in connection with the Award and specified in the applicable Award Agreement.

(b)  ISSUANCE AND RESTRICTIONS. Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of performance goals or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.

(c)  FORFEITURE. Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of employment during the applicable restriction period or upon failure to satisfy a performance goal during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Corporation; provided, however, that the Committee may provide in any Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.

(d)  CERTIFICATES FOR RESTRICTED STOCK. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock.

10.2  RESTRICTED STOCK UNIT AWARDS. The Committee is authorized to grant Restricted Stock Unit Awards to Participants in such amounts and subject to such terms and conditions as may be selected by the Committee. All Restricted Stock Unit Awards shall be evidenced by an Award Agreement. A Restricted Stock Unit shall entitle a Participant to receive, subject to the terms, conditions and restrictions set forth in the Plan and established by the Committee in connection with the Award, one or more shares of Stock. Restricted Stock Units may, among other things, be subject to restrictions on transferability, vesting requirements or other specified circumstances under which they may be canceled. Restricted Stock Units may be payable in cash, shares of Stock or other property, as determined by the Committee and reflected in the Award Agreement.

ARTICLE 11
DIVIDEND EQUIVALENTS

11.1  GRANT OF DIVIDEND EQUIVALENTS. The Committee is authorized to grant Dividend Equivalents to Participants subject to such terms and conditions as may be selected by the Committee. Dividend Equivalents shall entitle the Participant to receive payments (in cash, Stock or other property) equal to dividends with respect to all or a portion of the number of shares of Stock subject to an Award, as determined by the Committee. The Committee may provide that Dividend Equivalents be paid or distributed when accrued, or be deemed to have been reinvested in additional shares of Stock or otherwise reinvested; provided, however, that the terms of any reinvestment of Dividend Equivalents must comply with all applicable laws, rules and regulations, including, without limitation, Section 409A.

ARTICLE 12
OTHER STOCK-BASED AWARDS

12.1  GRANT OF OTHER STOCK-BASED AWARDS. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, shares of Stock awarded purely as a “bonus” and not subject to any restrictions or conditions, convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of Stock, stock units, phantom stock and other Awards valued by reference to book value of shares of Stock or the value of securities of or the performance of specified Parents or Subsidiaries. The Committee shall determine the terms and conditions of such Awards.

ARTICLE 13
PROVISIONS APPLICABLE TO AWARDS

13.1  STAND-ALONE, TANDEM, AND SUBSTITUTE AWARDS. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for, any other Award granted under the Plan. If an Award is granted in substitution for another Award, the Committee may require the surrender of such other Award in consideration of the grant of the new Award. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

13.2  TERM OF AWARD. The term of each Award shall be for the period as determined by the Committee, provided that in no event shall the term of any Incentive Stock Option or a Stock Appreciation Right granted in tandem with the Incentive Stock Option exceed a period of ten years from the date of its grant (or, if Section 7.2(c) applies, five years from the date of its grant).

13.3  FORM OF PAYMENT FOR AWARDS. Subject to the terms of the Plan and any applicable law or Award Agreement, payments or transfers to be made by the Corporation or a Parent or Affiliate on the grant or exercise of an Award may be made in such form as the Committee determines at or after the time of grant, including, without limitation, cash, Stock, other Awards or other property, or any combination thereof, and may be made in a single payment or transfer, in installments or on a deferred basis, in each case determined in accordance with rules adopted by, and at the discretion of, the Committee.

13.4  LIMITS ON TRANSFER. No right or interest of a Participant in any unexercised or restricted Award may be pledged, encumbered or hypothecated to or in favor of any party other than the Corporation or a Parent or Affiliate, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Corporation or a Parent or Affiliate. No unexercised or restricted Award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution or, except in the case of an Incentive Stock Option, pursuant to a domestic relations order that would satisfy Section 414(p)(1)(A) of the Code if such Section applied to an Award under the Plan; provided, however, that the Committee may (but need not) permit other transfers where the Committee concludes that such transferability (i) does not result in accelerated taxation or other adverse tax consequences, (ii) does not cause any Option intended to be an Incentive Stock Option to fail to be described in Section 422(b) of the Code, (iii) does not result in cash or any other consideration being exchanged for the Award, and (iv) is otherwise appropriate and desirable, taking into account any factors deemed relevant, including, without limitation, state or federal tax or securities laws applicable to transferable Awards.

13.5  BENEFICIARIES. Notwithstanding Section 13.4, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and such Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If no beneficiary has been designated or survives the Participant, payment shall be made to the Participant’s estate. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time, provided the change or revocation is filed with the Committee.

13.6  STOCK CERTIFICATES. All Stock issuable under the Plan is subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal or state securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted or traded. The Committee may place legends on any Stock certificate or issue instructions to the transfer agent to reference restrictions applicable to the Stock.

13.7  ACCELERATION UPON DEATH OR DISABILITY. Unless otherwise set forth in an Award Agreement, upon the Participant’s death or Disability during his employment or service as a director, all outstanding Options, Stock Appreciation Rights, Restricted Stock Awards and other Awards in the nature of rights that may be exercised shall become fully exercisable and all restrictions on outstanding Awards shall lapse. Any Option or Stock Appreciation Right shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Agreement. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Section 7.2(b), the excess Options shall be deemed to be Non-Qualified Stock Options.

13.8  ACCELERATION OF VESTING AND LAPSE OF RESTRICTIONS. The Committee may, in its sole discretion, at any time (including, without limitation, prior to, coincident with or subsequent to a Change of Control) determine that (a) all or a portion of a Participant’s Options, Stock Appreciation Rights and other Awards in the nature of rights that may be exercised shall become fully or partially exercisable, and/or (b) all or a part of the restrictions on all or a portion of the outstanding Awards shall lapse, in each case, as of such date as the Committee may, in its sole discretion, declare; provided, however, that, with respect to Awards that are subject to Section 409A, the Committee shall not have the authority to accelerate or postpone the timing of payment or settlement of an Award in a manner that would cause such Award to become subject to the interest and penalty provisions under Section 409A. The Committee may discriminate among Participants and among Awards granted to a Participant in exercising its discretion pursuant to this Section 13.8.

13.9  OTHER ADJUSTMENTS. If (i) an Award is accelerated under Section 13.8 or (ii) a Change of Control occurs (regardless or whether acceleration under Section 13.8 occurs), the Committee may, in its sole discretion, provide (a) that the Award will expire after a designated period of time after such acceleration or Change of Control, as applicable, to the extent not then exercised, (b) that the Award will be settled in cash rather than Stock, (c) that the Award will be assumed by another party to a transaction giving rise to the acceleration or a party to the Change of Control, (d) that the Award will otherwise be equitably converted or adjusted in connection with such transaction or Change of Control, or (e) any combination of the foregoing. The Committee’s determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated; provided, however, that, with respect to Awards that are subject to Section 409A, the Committee shall not have the authority to accelerate or postpone the timing of payment or settlement of an Award in a manner that would cause such Award to become subject to the interest and penalty provisions under Section 409A.

13.10  PERFORMANCE GOALS. In order to preserve the deductibility of an Award under Section 162(m) of the Code, the Committee may determine that any Award granted pursuant to the Plan to a Participant that is or is expected to become a Covered Employee shall be determined solely on the basis of (a) the achievement by the Corporation or a Parent or Subsidiary of a specified target return, or target growth in return, on equity or assets, (b) the Corporation’s stock price, (c) the Corporation’s total shareholder return (stock price appreciation plus reinvested dividends) relative to a defined comparison group or target over a specific performance period, (d) the achievement by the Corporation or a Parent or Subsidiary, or a business unit of any such entity, of a specified target, or target growth in, net income, revenues, earnings per share, earnings before income and taxes, and earnings before income, taxes, depreciation and amortization, or (e) any combination of the goals set forth in (a) through (d) above. If an Award is made on such basis, the Committee shall establish goals prior to the beginning of the period for which such performance goal relates (or such later date as may be permitted under Section 162(m) of the Code or the regulations thereunder), and the Committee has the right for any reason to reduce (but not increase) the Award, notwithstanding the achievement of a specified goal. Any payment of an Award granted with performance goals shall be conditioned on the written certification of the Committee in each case that the performance goals and any other material conditions were satisfied.

13.11  TERMINATION OF EMPLOYMENT. Whether military, government or other service or other leave of absence shall constitute a termination of employment shall be determined in each case by the Committee at its discretion, and any determination by the Committee shall be final and conclusive. A termination of employment shall not occur (i) in a circumstance in which a Participant transfers from the Corporation to one of its Parents or Subsidiaries, transfers from a Parent or Affiliate to the Corporation, or transfers from one Parent or Affiliate to another Parent or Affiliate, or (ii) in the discretion of the Committee as specified at or prior to such occurrence, in the case of a split-off, spin-off, sale or other disposition of the Participant’s employer from the Corporation or any Parent or Affiliate. To the extent that this provision causes Incentive Stock Options to extend beyond three months from the date a Participant is deemed to be an employee of the Corporation, a Parent or Affiliate for purposes of Section 424(f) of the Code, the Options held by such Participant shall be deemed to be Non-Qualified Stock Options.

ARTICLE 14
CHANGES IN CAPITAL STRUCTURE

14.1  GENERAL. In the event of a corporate transaction involving the Corporation (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the authorization limits under Sections 5.1 and 5.7 shall be adjusted proportionately, and the Committee may adjust Awards to preserve the benefits or potential benefits of the Awards. Action by the Committee may include: (i) adjustment of the number and kind of shares which may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the exercise price of outstanding Awards; (iv) adjustments to the type or form of Award; and (v) any other adjustments that the Committee determines to be equitable. Without limiting the foregoing, in the event a stock dividend or stock split is declared upon the Stock, the authorization limits under Sections 5.1 and 5.7 shall be increased proportionately, and the shares of Stock then subject to each Award shall be increased proportionately without any change in the aggregate purchase price therefor.

ARTICLE 15
AMENDMENT, MODIFICATION AND TERMINATION

15.1  AMENDMENT, MODIFICATION AND TERMINATION. The Board or the Committee may, at any time and from time to time, amend, modify or terminate the Plan; provided, however, that the Board or the Committee may condition any amendment or modification on the approval of shareholders of the Corporation if such approval is necessary or deemed advisable with respect to tax, securities or other applicable laws, policies or regulations.

15.2  AWARDS PREVIOUSLY GRANTED. At any time and from time to time, the Committee may amend, modify or terminate any outstanding Award or Award Agreement without approval of the Participant; provided, however, that, subject to the terms of the applicable Award Agreement, such amendment, modification or termination shall not, without the Participant’s consent, reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment or termination; provided further, however, that the original term of any Option may not be extended. No termination, amendment, or modification of the Plan shall adversely affect any Award previously granted under the Plan, without the written consent of the Participant. Notwithstanding any provision herein to the contrary, the Committee shall have broad authority to amend the Plan or any outstanding Award under the Plan without approval of the Participant to the extent necessary or desirable (i) to comply with, or take into account changes in, applicable tax laws, securities laws, accounting rules and other applicable laws, rules and regulations or (ii) to ensure that an Award is not subject to interest and penalties under Section 409A.

ARTICLE 16
GENERAL PROVISIONS

16.1  NO RIGHTS TO AWARDS. No Participant or any Eligible Individual shall have any claim to be granted any Award under the Plan, and neither the Corporation nor the Committee is obligated to treat Participants or Eligible Individuals uniformly.

16.2  NO STOCKHOLDER RIGHTS. No Award gives the Participant any of the rights of a shareholder of the Corporation unless and until shares of Stock are in fact issued to such person in connection with the exercise, payment or settlement of such Award.

16.3  WITHHOLDING. The Corporation or any Subsidiary, Parent or Affiliate shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Corporation, an amount sufficient to satisfy federal, state, local and other taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of the Plan. With respect to withholding required upon any taxable event under the Plan, the Committee may, at the time the Award is granted or thereafter, require or permit that any such withholding requirement be satisfied, in whole or in part, by (i) withholding from the Award shares of Stock or (ii) delivering shares of Stock that are already owned, having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes. The Corporation or any Subsidiary, Parent or Affiliate, as appropriate, shall also have the right to deduct from all cash payments made to a Participant (whether or not such payment is made in connection with an Award) any applicable taxes required to be withheld with respect to such payments.

16.4  NO RIGHT TO CONTINUED SERVICE. Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Corporation or any Parent or Affiliate to terminate any Participant’s employment or status as an officer or director at any time, nor confer upon any Participant any right to continue as an employee, officer or director of the Corporation or any Parent or Affiliate. In its sole discretion, the Board or the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver shares of Stock with respect to awards hereunder.

16.5  UNFUNDED STATUS OF AWARDS. The Plan is intended to be an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Corporation or any Parent or Affiliate.

16.6  INDEMNIFICATION. To the extent allowable under applicable law, each member of the Committee shall be indemnified and held harmless by the Corporation from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit or proceeding to which such member may be a party or in which he may be involved by reason of any action or failure to act under the Plan and against and from any and all amounts paid by such member in satisfaction of judgment in such action, suit or proceeding against him; provided such member shall give the Corporation an opportunity, at its own expense, to handle and defend the same before such member undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Corporation’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Corporation may have to indemnify them or hold such persons harmless.

16.7  RELATIONSHIP TO OTHER BENEFITS. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Corporation or any Parent or Affiliate unless provided otherwise in such other plan.

16.8  EXPENSES; APPLICATION OF FUNDS. The expenses of administering the Plan shall be borne by the Corporation and its Parents or Subsidiaries. The proceeds received by the Corporation from the sale of shares of Stock pursuant to Awards will be used for general corporate purposes.

16.9  TITLES AND HEADINGS. The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

16.10  GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

16.11  FRACTIONAL SHARES. No fractional shares of Stock shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up or down.

16.12  GOVERNMENT AND OTHER REGULATIONS. The obligation of the Corporation to make payment of awards in Stock or otherwise shall be subject to all applicable laws, rules and regulations, and to such approvals by government agencies as may be required. To the extent that Awards under the Plan are awarded to individuals who are domiciled or resident outside of the United States or to persons who are domiciled or resident in the United States but who are subject to the tax laws of a jurisdiction outside of the United States, the Committee may adjust the terms of the Awards granted hereunder to such person (i) to comply with the laws of such jurisdiction and (ii) to avoid adverse tax consequences relating to an Award. The authority granted under the previous sentence shall include the discretion for the Committee to adopt, on behalf of the Corporation, one or more sub-plans applicable to separate classes of Participants who are subject to the laws of jurisdictions outside of the United States.

16.13  SECURITIES LAW RESTRICTIONS. An Award may not be exercised or settled and no shares of Stock may be issued in connection with an Award unless the issuance of such shares of Stock has been registered under the 1933 Act and qualified under applicable state “blue sky” laws and any applicable foreign securities laws, or the Corporation has determined that an exemption from registration and from qualification under such state “blue sky” laws is available. The Corporation shall be under no obligation to register under the 1933 Act, or any state securities act, any of the shares of Stock issued in connection with the Plan. The shares issued in connection with the Plan may in certain circumstances be exempt from registration under the 1933 Act, and the Corporation may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption. The Committee may require each Participant purchasing or acquiring shares of Stock pursuant to an Award under the Plan to represent to and agree with the Corporation in writing that such Participant is acquiring the shares of Stock for investment purposes and not with a view to the distribution thereof. All certificates for shares of Stock delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any exchange upon which the Stock is then listed, and any applicable securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

16.14  SATISFACTION OF OBLIGATIONS. Subject to applicable law, the Corporation may apply any cash, shares of Stock, securities or other consideration received upon exercise or settlement of an Award to any obligations a Participant owes to the Corporation and its Parents, Subsidiaries or Affiliates in connection with the Plan or otherwise, including, without limitation, any tax obligations or obligations under a currency facility established in connection with the Plan.

16.15  SECTION 409A OF THE CODE. If any provision of the Plan or an Award Agreement contravenes any regulations or Treasury guidance promulgated under Section 409A or could cause an Award to be subject to the interest and penalties under Section 409A, such provision of the Plan or any Award Agreement shall be modified to maintain, to the maximum extent practicable, the original intent of the applicable provision without violating the provisions of Section 409A. Moreover, any discretionary authority that the Board or the Committee may have pursuant to the Plan shall not be applicable to an Award that is subject to Section 409A to the extent such discretionary authority will contravene Section 409A.

16.16  GOVERNING LAW. To the extent not governed by federal law, the Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Delaware.

16.17  ADDITIONAL PROVISIONS. Each Award Agreement may contain such other terms and conditions as the Board or the Committee may determine, provided that such other terms and conditions are not inconsistent with the provisions of the Plan. In the event of any conflict or inconsistency between the Plan and an Award Agreement, the Plan shall govern and the Award Agreement shall be interpreted to minimize or eliminate such conflict or inconsistency.

PROXY

For the Annual Meeting
of Stockholders of

SONIC CORP.

THE BOARD OF DIRECTORS OF SONIC CORP. IS SOLICITING THIS PROXY

The undersigned hereby appoints J. Clifford Hudson and Ronald L. Matlock, and each of them, the undersigned’s proxy, with full power of substitution, to attend the annual meeting of the stockholders of Sonic Corp. (the “Company”) on Tuesday, January 31, 2006, at 1:30 p.m., on the Fourth Floor of the Sonic Headquarters Building, 300 Johnny Bench Drive, Oklahoma City, Oklahoma, and at any adjournment of that meeting, and to vote the undersigned’s shares of common stock as designated below.

The Board of Directors Recommends a Vote FOR Proposals (1) through (4).

(1) Election of Directors

__ For All Nominees Listed Below (Except as marked to the contrary below)
__ Withhold Authority to Vote for All Nominees Listed Below

(Instruction: To withhold authority to vote for any individual nominee, strike through the nominee’s name below.)

Michael J. Maples	Frank E. Richardson	Kathryn L. Taylor

(2)  Approval of an amendment to the Certificate of Incorporation to increase the number of authorized shares of common stock of the Company.

____ For	____ Against	____ Abstain

(3) Approval of the Sonic Corp. 2006 Long-Term Incentive Plan.

____ For	____ Against	____ Abstain

(4) Ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm.

____ For	____ Against	____ Abstain

(5) Any other matter properly coming before the meeting, upon which the persons named above will vote for or against, in their sole discretion, or upon which the persons named above will abstain from voting, in their sole discretion.

____ To Grant Authority	____ To Withhold Authority

THE PERSONS NAMED ABOVE WILL VOTE THE SHARES OF COMMON STOCK REPRESENTED BY THIS PROXY CARD IN ACCORDANCE WITH THE SPECIFICATIONS MADE IN ITEMS 1, 2, 3 AND 4. IF THE UNDERSIGNED MAKES NO SPECIFICATION, THE PERSONS NAMED ABOVE WILL VOTE THE SHARES IN FAVOR OF ITEMS 1, 2, 3 AND 4, AND WILL VOTE THE SHARES AS IF THE UNDERSIGNED HAD GRANTED THE AUTHORITY IN ITEM 5.

Please sign exactly as your name appears below, date and return this proxy card promptly, using the self-addressed, prepaid envelope enclosed for your convenience. Please correct your address before returning this proxy card. Persons signing in a fiduciary capacity should indicate that fact and give their full title. If a corporation, please sign in the full corporate name by the president or other authorized officer. If a partnership, please sign in the partnership name by an authorized person. If joint tenants, both persons should sign.

_______________________________________________
Name of Stockholder (Please Print)

_______________________________________________
New Address (Street, City, State, Zip Code)

_______________________________________________
Signature and Title

_______________________________________________
Signature and Title

_______________________________________________
Date